UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Corvus Gold Inc.

(Exact Name of Registrant as Specified in its Charter)
(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2019 ANNUAL GENERAL AND SPECIAL MEETING	Notice of Annual General and Special Meeting of Shareholders Management Information Circular
Place:	Corvus Gold Inc. 1750, 700 West Pender Street Vancouver, BC V6C 1G8
Time:	3:00 p.m. (Vancouver time)
Date:	Thursday, October 3, 2019

CORVUS GOLD INC.

CORPORATE DATA	Head Office Suite 1750, 700 West Pender Street Vancouver, B.C. V6C 1G8

Directors and Officers
Steven Aaker, Director
Anton Drescher, Director
Ronald Largent, Director and Chair
Rowland Perkins, Director
Jeffrey A. Pontius, Chief Executive Officer, President and Director
Edward Yarrow, Director
Carl Brechtel, Chief Operating Officer
Peggy Wu, Chief Financial Officer
Marla Ritchie, Corporate Secret

ary

Registrar and Transfer Agent Computershare Investor Services Inc. 510 Burrard Street, 3rd Floor, Vancouver, B.C. V6C 3B9
	Legal Counsel (Canada) Cassels Brock & Blackwell LLP 2200 – 885 West Georgia Street Vancouver, B.C. V6C 3E8	Legal Counsel (U.S.) Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado USA 80202-5549
Auditor Crowe MacKay LLP, Chartered Professional Accountants Suite 1100, 1177 West Hastings Street Vancouver, B.C. V6E 4T5
Listing Toronto Stock Exchange: OTCQX: Symbol “KOR” Symbol “CORVF”

Suite 1750, 700 West Pender Street

Vancouver, BC, V6C 1G8

NOTICE OF 2019 ANNUAL GENERAL AND SPECIAL MEETING

NOTICE IS HEREBY GIVEN that the 2019 Annual General and Special Meeting (the “Meeting”) of CORVUS GOLD INC. (the “Company”) will be held at Suite 1750, 700 West Pender Street, in the City of Vancouver, British Columbia, Canada, on Thursday, the 3rd day of October, 2019 at the hour of 3:00 p.m. (Vancouver time) for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2019, together with the report of the auditors thereon;

2.	To fix the number of directors at six (6);

3.	To elect the directors of the Company for the ensuing year;

4.	To appoint Crowe MacKay LLP, Chartered Professional Accountants as auditors/independent registered public accountants of the Company for the fiscal year ending May 31, 2020 and to authorize the directors to fix the auditors’ remuneration;

5.	To consider and, if thought fit, pass, with or without variation, an ordinary resolution approving all unallocated incentive stock options under the incentive stock option plan of the Company, as more particularly described in the accompanying Proxy Statement and Management Information Circular; and

6.	To transact such further or other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

Shareholders of the Company (“Shareholders”) who are unable to attend the Meeting in person are requested to complete the proxy/voting instruction form online at www.investorvote.com or if you requested or received a paper copy of the proxy/voting instruction form complete, sign and date it and mail it to or deposit it with Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. In order to be valid and acted upon at the meeting, an executed proxy/voting instruction form must be received by Computershare prior to 3:00 p.m. (Vancouver Time) on Tuesday, October 1, 2019. Proxies/voting instruction forms may not be delivered to the Chair at the meeting.

The Company has fixed the close of business on the 7th day of August, 2019 as the record date (the “Record Date”) for the determination of Shareholders who are entitled to receive notice of, and to vote at, the Meeting. The transfer books of the Company will not be closed. Only Shareholders of record as at the Record Date are entitled to receive notice of and to vote at the Meeting. The accompanying Proxy Statement and Management Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is incorporated into this Notice of Meeting.

If your common shares of the Company (“Shares”) are not registered in your name, you will need to bring proof of your ownership of those Shares to the Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your Shares to provide you with proper proxy documentation that shows your ownership as of August 7, 2019 and your right to vote such Shares.

Please advise the Company of any change in your address.

DATED at Vancouver, British Columbia, this 7th day of August, 2019.

BY ORDER OF THE BOARD
(signed) Jeffrey A. Pontius
Jeffrey A. Pontius, Director, President and Chief Executive Officer

Suite 1750, 700 West Pender Street
Vancouver, BC V6C 1G8
Tel: 604.638-3246

PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
For the Annual General and Special Meeting to be held on October 3, 2019
(information is as at August 7th, 2019, except as indicated)

This Proxy Statement and Management Information Circular is dated August 7th, 2019 (the “Information Circular”) and is being is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) and management (“Management”) of CORVUS GOLD INC. (the “Company”) for use at the 2019 annual general and special meeting (the “Meeting”) of shareholders (“Shareholders”) to be held on Thursday, October 3, 2019 at the time and place and for the purposes set forth in the accompanying Notice of Meeting, and at any adjournment or postponement thereof. It is anticipated that this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy will be made available to Shareholders on or about August 21st, 2019 electronically at the following website www.investorvote.com and www.corvusgold.com/investors/agm/.

The executive office of the Company is located at Suite 1750, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8 and its telephone number is 1-844-638-3246. The registered and records office of the Company is located at 2200 HSBC Building, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8.

All dollar amounts herein are in Canadian dollars unless otherwise stated.

MATTERS TO BE ACTED UPON

The Meeting has been called for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2019, together with the report of the auditors thereon;

2.	To fix the number of directors at six (6);

3.	To elect the directors of the Company for the ensuing year;

4.	To appoint Crowe MacKay LLP, Chartered Professional Accountants as auditors/independent registered public accountants of the Company for the fiscal year ending May 31, 2020 and to authorize the directors to fix the auditors’ remuneration;

5.	To consider and, if thought fit, pass, with or without variation, an ordinary resolution approving all unallocated incentive stock options under the incentive stock option plan of the Company, as more particularly described in the accompanying Information Circular; and

6.	To transact such further or other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited by the Board and Management. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by regular officers and employees of the Company. The Company may reimburse Shareholders’ nominees or agents (including brokers holding Shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company. None of the directors have advised that they intend to oppose any action intended to be taken by the Board and Management as set forth in this Information Circular.

The contents and the sending of this Information Circular have been unanimously approved by the Board.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON OCTOBER 3, 2019

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials on the Internet pursuant to so-called “notice and access” rules. Instructions on how to access and review the proxy materials, which include this Information Circular, our Annual Report to Shareholders (2019 Form 10-K) and the accompanying form of proxy, on the Internet can be found on the notice of access card sent to Shareholders by the Company or in the voting instructions form you receive from your intermediary. These materials can also be accessed on the internet at http://www.corvusgold.com/investors/agm_materials/. Directions for attending the Meeting and voting at the Meeting can also be found at this website. The Company has elected not to use the procedure known as “stratification” in relation to shareholders under the “notice and access” rules. Stratification occurs when a reporting issuer using the “notice and access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

The Company will provide to any Shareholder, upon request, one copy of any of the following documents:

(a)	the Company’s Annual Report to Shareholders, which includes its latest Annual Report on Form 10-K (or Annual Information Form), together with any document, or the pertinent pages of any document, incorporated therein by reference;

(b)	the comparative financial statements and management’s discussion and analysis of the Company for the Company’s most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor thereon, and any interim financial statements and management’s discussion and analysis of the Company subsequent to the financial statements for the Company’s most recently completed financial year; and

(c)	this Information Circular.

Copies of the foregoing documents are also available on the Company’s website at www.corvusgold.com and copies of the above documents will be provided by the Corporate Secretary, upon request: by mail at Suite 1750, 700 West Pender Street, Vancouver, British Columbia V6C 1G8; or by email at info@corvusgold.com, free of charge to Shareholders. The Company may require the payment of a reasonable charge from any person or corporation who is not a Shareholder and who requests a copy of any such document. Financial information relating to the Company is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year. Additional information relating to the Company is available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

PROXy instructions

The persons named in the provided proxy are current directors and/or officers of the Company. If a Shareholder wishes to appoint some other person (who need not be a Shareholder) to represent that Shareholder at the Meeting the Shareholder may do so, either by following the instructions provided online at www.investorvote.com where the proxy may be voted electronically or if a paper copy of the proxy was provided striking out the printed names and inserting the desired person’s name in the blank space provided in the proxy or by completing another proper proxy and in either case delivering the completed and executed proxy to the Company’s transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, not later than 3:00 p.m., Vancouver time, on Tuesday, October 1, 2019 or, with respect to any matter occurring after the reconvening of any adjournment of the Meeting, not less than two business days prior to the day set for the recommencement of such adjourned Meeting. Proxies delivered after such times will not be accepted. In particular, proxies may not be delivered to the Chair at the Meeting.

To be valid, the proxy must be completed online at www.investorvote.com pursuant to the instructions on the proxy/voting instruction form or dated and be signed by the Shareholder or by a duly appointed attorney for such Shareholder, or, if the Shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. If a proxy is signed by a person other than the registered Shareholder, or by an officer of a registered corporate Shareholder, the Chair of the Meeting may require evidence of the authority of such person to sign before accepting such proxy.

Return the properly executed and completed form of proxy:

(i)	by completing a proxy at the following website www.investorvote.com,

(ii)	by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Computershare Investor Services Inc. to be received by 3:00 p.m., Vancouver time, on October 1, 2019, or no later than 48 hours before any adjournment or postponement of the Meeting,

(iii)	by calling Computershare Investor Services Inc. at 1-866-732-VOTE (8683) (toll free in North America) or 312-588-4290 (international), by 3:00 p.m., Vancouver time, on October 1, 2019, or no later than 48 hours before any adjournment or postponement of the Meeting, or

(iv)	by faxing it to Computershare Investor Services Inc. at 1-866-249-7775 (toll free in North America) or 1-416-263-9524 (international), to be received by 3:00 p.m., Vancouver time, on October 1, 2019, or no later than 48 hours before any adjournment or postponement of the Meeting.

THE SHARES REPRESENTED BY PROXY WILL, ON A POLL, BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER IN ACCORDANCE WITH THE INSTRUCTIONS OF THE PERSON APPOINTING THE PROXYHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE HAS BEEN SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

ON A POLL, IF A CHOICE WITH RESPECT TO SUCH MATTERS IS NOT SPECIFIED OR IF BOTH CHOICES HAVE BEEN SPECIFIED, THE PERSON APPOINTED PROXYHOLDER WILL VOTE THE SECURITIES REPRESENTED BY THE PROXY AS RECOMMENDED BY THE BOARD AND MANAGEMENT (WHICH, IN THE CASE OF THE MEETING, WILL BE IN FAVOUR OF EACH MATTER IDENTIFIED IN THE PROXY AND FOR THE NOMINEES OF THE BOARD FOR DIRECTORS AND AUDITORS).

The provided proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person(s) appointed proxyholder(s) thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and which may properly come before the Meeting, except as may be limited by law. At the time of the printing of this Information Circular, Management knows of no such amendment, variation or other matter which may be presented to the Meeting.

NON-REGISTERED HOLDERS

The information set out in this section is important to many Shareholders as a substantial number of Shareholders do not hold their Shares in their own name.

Only registered Shareholders or duly appointed proxyholders for registered Shareholders are permitted to vote at the Meeting. Most of the Shareholders are “non-registered” Shareholders (each a “Non-Registered Holder”) because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares.

More particularly, a person is a Non-Registered Holder in respect of Shares which are held on behalf of that person but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans), or (b) in the name of a clearing agency (such as, in Canada, Shares registered in the name of “CDS & Co.”, the registration name of The Canadian Depository for Securities Limited (“CDS”) or, in the United States, Shares registered in the name of “Cede & Co.”, the registration name of The Depository Trust Company (“DTC”) of which the Intermediary is a participant. As noted below, in accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) of the Canadian Securities Administrators and Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has distributed copies of the Notice of Meeting, this Information Circular and the form of proxy/voting instruction form (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders which have requested such documents or which have opted out of notice and access.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of Shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and deposit it with the Company’s Registrar and Transfer Agent, Computershare Investor Services Inc., as provided above; or

(b)	more typically, a Non-Registered Holder will be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy”, “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page pre-printed form. Sometimes, instead of the one-page printed form, the voting instruction form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a voting instruction form, the Non-Registered Holder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company (not the Company or Computershare Investor Services Inc.) in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Meeting in person as proxyholder for the Shares owned by you, you should strike out the names of the Management designated proxyholders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy, proxy authorization or voting instruction form is to be delivered.

The Meeting Materials are being made available to both registered Shareholders and Non-Registered Holders who have not objected to the Intermediary through which their Shares are held disclosing ownership information about themselves to the Company (“NOBO’s”). The Company is sending Meeting Materials directly to NOBO’s under NI 54-101. If you are a NOBO, and the Company or its agent has sent you either the Meeting Materials or a notice of the availability of the Meeting Materials, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary on your behalf.

If you are a Non-Registered Holder who has objected to the Intermediary through which your Shares are held disclosing ownership information about you to the Company (an “OBO”), you should be aware that, unless required by law, Management of the Company does not intend to pay for Intermediaries to forward the Meeting Materials under NI 54-101, including proxies or voting information forms such as Form 54-101F7, to OBO’s and therefore an OBO will not receive the Meeting Materials unless that OBO’s Intermediary assumes the cost of delivery.

Broker Non-Votes

Brokers and other Intermediaries, holding Shares in street name for Non-Registered Holders, are required to vote the Shares in the manner directed by the Non-Registered Holder (see discussion above). Under the rules of the New York Stock Exchange (the “NYSE”), brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections) unless the beneficial owner of such Shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Non-Registered Holder is referred to as a “broker non-vote”. Any Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

revocability of proxy

In addition to revocation in any other manner permitted by law, you may revoke an executed and deposited proxy by (a) going online and completing a new proxy at www.investorvote.com, (b) except to the extent otherwise noted on such later proxy, signing a new proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies, (c) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed as set out in the notes to the proxy) and either depositing it at the place and within the time required for the deposit of proxies or with the Chair of the Meeting on the day of the Meeting prior to the commencement of the Meeting, or (d) registering with the scrutineer at the Meeting as a registered Shareholder present in person, whereupon any proxy executed and deposited by such registered Shareholder will be deemed to have been revoked.

Only registered Shareholders have the right to revoke a proxy. If you are not a registered Shareholder and you wish to change your vote you must, at least seven (7) days before the Meeting, arrange for the Intermediary which holds your Shares to revoke the proxy given by them on your behalf.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING SHARES and VOTING RIGHTS

The authorized capital of the Company consists of an unlimited number of Shares without par value. As at August 7th, 2019, 111,962,845 Shares without par value were issued and outstanding. Each issued Share carries the right to one vote at the Meeting. The Company has no other classes of voting securities and does not have any classes of restricted securities.

On a show of hands, every individual who is present and is entitled to vote as a registered Shareholder or as a representative of one or more registered corporate Shareholders will have one vote (regardless of how many Shares such Shareholder holds), and on a poll every Shareholder present in person or represented by a valid proxy and every person who is a representative of one or more corporate Shareholders will have one vote for each share registered in that Shareholder’s name on the list of Shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting. Shareholders represented by proxyholders are not entitled to vote on a show of hands.

Only Shareholders of record on the close of business on August 7, 2019 (the “Record Date”), who either personally attend the Meeting or who complete and deliver a proxy in the manner and subject to the provisions set out under the heading “Proxy Instructions” will be entitled to have their Shares voted at the Meeting or any adjournment or postponement thereof.

Quorum

Under the articles of the Company, the quorum for the transaction of business at the Meeting is two or more Shareholders who are, or who represent by proxy, Shareholders who in the aggregate hold at least 5% of the issued Shares entitled to vote at the Meeting.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting, but will not be counted as votes cast. Broker non-votes (Shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted.

Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

interest of certain persons or companies in matters to be acted upon

Other than as disclosed in this Information Circular, none of the current directors or executive officers, no proposed nominee for election as a director, none of the persons who have been directors or executive officers since the commencement of the last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting. Directors and executive officers may, however, be interested in the approval of the unallocated incentive stock options under the Plan, as detailed in “Proposal Four – Approval of Unallocated Incentive Stock Options Under the Plan”, as such persons are entitled to participate in the Plan.

financial statements

The audited financial statements of the Company for the fiscal years ended May 31, 2019, and the accompanying management discussion and analysis (“MD&A”), were filed on SEDAR on August 8, 2019. If you wish to receive either or both of the annual audited financial statements and interim financial statements and accompanying MD&A for the 2020 fiscal year (which commenced on June 1, 2019), you must complete and return the “Annual/Interim Financial Statement and MD&A Request Form” provide to you.

PROPOSAL ONE – FIXING NUMBER OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board, which is currently comprised of six members. The Corporate Governance and Nominating Committee of the Board (the “CGNC”) has determined that the current size of the Board is appropriate. Accordingly, management intends to place before the meeting for approval, with or without modification, Proposal One, being a resolution fixing the number of directors for the time being at six (6). It is therefore anticipated that there will be six (6) directors to be elected at the Meeting.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to fix the number of directors for the time being at six (6). The allowable votes with respect to this proposal are “For,” “Against” and “Withhold”. Abstentions and broker non-votes are not relevant to and will have no effect on Proposal One. Unless otherwise instructed by the Shareholder, the persons named in the form of proxy shall vote the Shares represented by the proxy in favour of fixing the number of directors at six (6).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
FIXING THE NUMBER OF DIRECTORS AT SIX (6).

PROPOSAL TWO – election of directors

Each director is elected annually and holds office until the next annual meeting of Shareholders, or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia) (“BCBCA”). Since the 2014 Annual General Meeting of Shareholders, no fees were paid to any third party to identify or evaluate a potential director nominee. Unless otherwise instructed by the Shareholder, the persons named in the form of proxy shall, on a poll, vote the Shares represented by the proxy, in favor of the election of the nominees herein listed. Management does not contemplate that any of the nominees will be unable to serve as a director.

Voting for Election of Directors

Subject to the Company’s majority voting policy (see “Majority Voting Policy”):

(a)	if the number of directors fixed for the time being by the Shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a director by virtue of receiving at least one vote “For”; and

(b)	if the number of directors fixed for the time being by the Shareholders is less than the number of nominees standing for election as a director, then the number of nominees equal to the number of directors fixed for the time being who receive the highest proportion of votes cast will be elected as directors.

The allowable votes with respect to the election of directors are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s majority voting policy. Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors. Cumulative voting (i.e., a form of voting where Shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH DIRECTOR NOMINEE.

Majority Voting Policy

On September 24, 2013, the Board adopted a majority voting policy for the election of directors. Pursuant to the majority voting policy, the form of proxy for meetings of the Shareholders of the Company at which directors are to be elected provide the option of voting in favour, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of Shares withheld from voting in respect of such nominee exceeds the number of Shares voted in favour of such nominee, then the nominee will be considered to have not received the support of the Shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board. The CGNC will review any such resignation and make a recommendation to the Board regarding whether or not such resignation should be accepted. The Board will determine whether to accept the resignation within 90 days following the Shareholders’ meeting. If the resignation is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy in the Board unfilled until the next annual meeting of Shareholders;

(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the Shareholders; or

(c)	call a special meeting of the Shareholders to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the majority voting policy will not be re-nominated for election at the next Shareholders’ meeting. The majority voting policy applies only in the case of an uncontested Shareholders’ meeting, meaning a meeting where the number of nominees for election as directors is equal to the number of directors to be elected.

Directors and Executive Officers

The following table and text sets out the names of the Board’s current directors and nominees for election as directors and the Company’s executive officers, their province/state and country of residence, the positions and offices which they presently hold with, the length of time they have served as directors and the number of voting securities of the Company or of any of its subsidiaries which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name, Province/State and Country of Residence and Other Positions, if any, held with the Company	Principal Occupation and Business Experience During the Past 5 Years	Date First Became a Director or Officer(6)	Securities held by Director
Ronald Largent(3)(4) Colorado, U.S.A. Director and Chair, Age 58	Mining Executive; most recently for AngloGold Ashanti from 1994 to 2017 and in the capacity of Chief Operating Officer – International from 2012 to 2017 and worked for AMAX Gold from 1988 to 1994.	March 11, 2019	75,000
Steven Aaker(4)(5) Oregon, U.S.A. Director, Age 69	Geologist; Independent Mineral Exploration Consultant since January 1, 2011; previously, Chief of U.S. Operations, Franco-Nevada Corporation (public natural resources royalty company) from 2007 to 2010; Group Executive, Newmont Capital Limited from 2002 to 2007.	August 25, 2010	430,000
Anton Drescher(2)(3) British Columbia, Canada Director, Age 62	Businessman, Chartered Professional Accountant, Certified Management Accountant; President, Harbour Pacific Capital Corp. (private management company) since 1998; President, Westpoint Management Consultants Limited (private management company) since 1979, director of International Tower Hill (public natural resource company) since August, 1991; director of Xiana Mining Inc. (public natural resource company) since 1996; director and CFO of Oculus VisionTech Inc. (public video streaming/video on demand company) since 1994.	August 25, 2010	1,040,838
Rowland Perkins(2)(3) Alberta, Canada Director, Age 67	Businessman; previously Chief Executive Officer and President of ebackup Inc. (a private digital data service provider specializing in Cloud Services, Data Backup and Business Continuity) from 2001 to 2015.	August 25, 2010	135,000

Name, Province/State and Country of Residence and Other Positions, if any, held with the Company	Principal Occupation and Business Experience During the Past 5 Years	Date First Became a Director or Officer(6)	Securities held by Director
Jeffrey Pontius(5) Colorado, U.S.A. Director, President and CEO, Age 64	Geologist; Chief Executive Officer of the Company; previously, Chief Executive Officer of International Tower Hill Mines (“ITH”), September, 2006 to May 31, 2011; previously North American Exploration Manager for AngloGold Ashanti North America Inc. from 2004 to 2006 and also a director of Anglo American Exploration (Canada) Ltd., 1999 to 2006.	August 25, 2010	3,542,366
Edward Yarrow(2)(4)(5) British Columbia, Canada Director, Age 70	Economic Geologist; Independent Mineral Exploration Consultant, since 2009; previously, Vice-President, Exploration Division, North America & Europe for Anglo American plc and President and a director of Anglo American Exploration (Canada) Ltd. (2002 - 2009).	August 25, 2010	225,000
Peggy Wu, CPA, CA British Columbia, Canada Chief Financial Officer, Age 38	Chartered Professional Accountant, Chartered Accountant; CFO of the Company since June 1, 2011; CFO of Balmoral Resources Ltd. (public natural resource company) since 2013; previously, CFO of Indico Resources Ltd. (public natural resource company) from 2010 to 2018; Controller of Cardero Resource Corp. (public natural resource company) from 2010 to 2013; Senior Staff Accountant and Supervisor at Smythe LLP, Chartered Professional Accountants, from 2007 to 2010.	Chief Financial Officer since May 30, 2011	321,500

Name, Province/State and Country of Residence and Other Positions, if any, held with the Company	Principal Occupation and Business Experience During the Past 5 Years	Date First Became a Director or Officer(6)	Securities held by Director
Carl Brechtel Colorado, U.S.A. Chief Operating Officer, Age 69	Professional Engineer; Chief Operating Officer of the Company since May, 2012; previously, Manager, Project Development, of the Company, November, 2011 to May, 2012, previously Chief Operating Officer, ITH, January 2010 to October 2011; prior to that various positions with AngloGold Ashanti Limited over past 12 years.	Chief Operating Officer since May 29, 2012	275,000

(1)	The information as to province/state and country of residence and number of Shares held, not being within the knowledge of the Company, has been furnished by the respective nominees themselves.

(2)	Member of Audit Committee. Anton Drescher is the Chair of the Audit Committee.

(3)	Member of the Compensation Committee. Rowland Perkins is the Chair of the Compensation Committee.

(4)	Member of the CGNC. Steven Aaker is the Chair of the CGNC.

(5)	Member of the Sustainable Development Committee (“SDC”). Edward Yarrow is the Chair of the SDC.

(6)	Each director is elected annually and holds office until the next annual meeting of Shareholders, or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the BCBCA.

Directors

The following is a description of the business background and discussion of qualifications to act as a director for each nominee to the Board. Unless otherwise stated, each of the below-named nominees has held the principal occupation or employment indicated for the past five years (information provided by the respective nominees):

Ronald Largent (Director and Chair) – Mr. Largent has 35 years of experience in the mining industry holding executive, senior management and operational positions with AMAX Gold, Newmont Mining, Independence Mining and AngloGold Ashanti. Mr. Largent has led numerous mine building projects as well as large integrated multi mine operational groups around the world. Most recently, in his role as Chief Operating Officer – International for AngloGold Ashanti, he led a major global operational improvement initiative which dramatically improved operating costs across the globe. In Nevada and California, he was involved with the construction and operation of Wind Mountain and Hayden Hill mines as well as general manager of the Jerritt Canyon mines and various operating positions with Newmont Mining at the Carlin mines. He was also involved with the construction and operation of the Cripple Creek mine in Colorado. Mr. Largent holds a degree in Mining Engineering and a Master in Business Administration.

As determined by the Board, Mr. Largent’s qualification to serve on our Board is based on his extensive business experience in the mining industry.

Steven Aaker (Director) – Mr. Aaker has more than 35 years’ experience in the mining industry, including 21 years of association with the Franco-Nevada royalty portfolio, serving as Chief of U.S. Operations for Franco-Nevada Corporation (New Franco-Nevada) from 2007-2010, as Group Executive for Newmont Capital Limited from 2002 to 2007 and, prior to the acquisition of Franco-Nevada Mining Company Limited (Old Franco-Nevada) by Newmont Mining Company in 2002, as Vice President, Acquisitions for Old Franco-Nevada, Euro-Nevada Mining Corp. Ltd. and Redstone Resources Inc. Mr. Aaker was associated with the majority of the U.S. acquisitions made by the Franco-Nevada companies during his time there. Currently, Mr. Aaker is, and prior to joining Old Franco-Nevada was, an independent geological consultant. Mr. Aaker holds a Bachelor’s degree in geology from the University of Colorado.

As determined by the Board, Mr. Aaker’s qualification to serve on our Board is based on his extensive geological experience and expertise in reviewing mineral projects of all types, his many years of serving in senior management positions with large public natural resource companies and his expertise in negotiating, structuring and assessing precious metal royalties.

Anton Drescher (Director) – Mr. Drescher has been a Chartered Professional Accountant, Certified Management Accountant since 1981. He is currently involved with several public companies including as: a director (since 1991) of International Tower Hill Mines Ltd., a public mining company listed on the TSX and the NYSE-MKT; a director (since 1996) and Chief Financial Officer (since 2012) of Xiana Mining Inc., a public mineral exploration company listed on the TSXV; a director (since 2007) of RavenQuest BioMed Inc., listed on the CSE; a director (since 2007) and the Chief Financial Officer of Oculus VisionTech Inc., a public company involved in watermarking of film and data listed on the TSXV and the OTC Bulletin Board; a director (since 2014) of CENTR Brands Corp. (formerly, Riverwild Explorations Inc.) a public company listed on the CSE. Mr. Drescher is also the President (since 1979) of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations, and the President (since 1998) of Harbour Pacific Capital Corp., a private company involved in regulatory filings for businesses in Canada.

As determined by the Board, Mr. Drescher’s qualification to serve on our Board is based on his membership in a professional accounting association, financial expertise and significant experience in serving on audit committees of a variety of public companies, including several mineral exploration companies.

Rowland Perkins (Director) – Mr. Perkins was formerly the President & Chief Executive Officer of ebackup Inc. (2001-2015), a digital cloud data service provider specializing in cloud services, data backup and business continuity. Mr. Perkins has over 35 years of business experience and 20 years with various public companies. Mr. Perkins is a director of one other publicly traded company: Oculus VisionTech Inc. (TSXV) since January 2005, he is a former director of Xiana Mining Inc. (TSXV) from 2011 to 2018, and of International Tower Hill Mines Ltd. from 2005 to 2010. Mr. Perkins has a degree in Economics from the University of Manitoba.

As determined by the Board, Mr. Perkins’ qualification to serve on our Board is based on his extensive experience serving as a director on a number of public companies, including mineral exploration companies.

Jeffrey Pontius (Director, Chief Executive Officer and President) – Mr. Pontius has been, since August, 2010, the Chief Executive Officer and a director of the Company. Mr. Pontius also became President of the Company in June, 2015. He has over 30 years of geological experience and possesses a distinguished track record of successful discovery that includes five precious metal deposits. Significantly, during 1989-1996, as Exploration Manager of Pikes Peak Mining Company (a subsidiary of NERCO Mineral Co. and Independence Mining Company), he managed the large district scale exploration program resulting in the discovery of the Cresson Deposit at Cripple Creek, Colorado, containing over 5 million ounces of gold. He spent 1999 to 2006 at AngloGold Ashanti (USA) Exploration Inc., starting as Senior U.S. Exploration Manager, and became North American Exploration Manager and also a Director of Anglo American (USA) Exploration Inc. He left AngloGold Ashanti to become the President and Chief Executive Officer of ITH in August 2006 and continue the exploration programs he started at AngloGold which led to the discovery of the 20-million-ounce Livengood deposit in Alaska. Mr. Pontius served as Chief Executive Officer of ITH until May 2011, when he became a director. Mr. Pontius holds a Master’s Degree from the University of Idaho (Economic Geology), a Bachelor of Science from Huxley College of Environmental Studies (Environmental Science) and a BSc from Western Washington University (Geology). He also holds director positions with other public natural resource exploration and development companies.

As determined by the Board, Mr. Pontius’ qualification to serve on our Board is based on his geological expertise, proven mine-finding ability, familiarity with many of the Company’s properties and significant experience in establishing, running, financing and managing public natural resource companies.

Edward Yarrow (Director) – Mr. Yarrow is a senior economic geologist with over 35 years of experience in the minerals industry. He has been involved in a number of discoveries of massive sulphide, magmatic nickel, tungsten and gold during this timeframe, and has extensive experience in the commercial and legal aspects of both the mineral exploration business and new business development in different countries. Mr. Yarrow was, the Vice-President, Exploration Division, North America Europe for Anglo American plc., from 2000 to December, 2009 and was the President and a Director of Anglo American Exploration (Canada) Ltd., Mexico and USA from 2002 to 2009. Prior to that, he was the Vice President, Exploration for Hudson Bay Mining and Smelting Co. Ltd. In this position, he was responsible for regional and mine exploration in the Flin Flon mining camp. He held this position from 1995 - 2002. Mr. Yarrow is a member of the Association of Professional Engineers & Geoscientists of B.C. He holds a B.Sc. in Geology from the University of British Columbia and a Master’s in Business Administration from Simon Fraser University.

As determined by the Board, Mr. Yarrow’s qualification to serve on our Board is based on his extensive geological expertise, including many years of evaluating and assessing mineral projects, as well as negotiating for the acquisition and development of numerous mineral properties for a senior mining company.

Non-Director Officers

Peggy Wu. (Chief Financial Officer) – Ms. Wu is a Chartered Professional Accountant, Chartered Accountant with strong working knowledge of International Financial Reporting Standards, Canadian and U.S. Generally Accepted Accounting Principles and public company reporting requirements. She is currently the CFO for Balmoral Resources Ltd., a public natural resource exploration company. Her previous experience includes acting as CFO, Controller and Financial Reporting Specialist for a number of resource-based companies. As well, she served as the Senior Staff Accountant and Supervisor at Smythe LLP, Chartered Professional Accountants, from 2007 to 2010, where she oversaw all aspects of financial reporting for several publicly traded companies.

Carl Brechtel. (Chief Operating Officer) – Mr. Brechtel has over 35 years of mining industry experience and specializes in the design and development of both open pit and underground projects. Mr. Brechtel’s recent experience includes serving as President and Chief Operating Officer for ITH, and various project development roles with AngloGold Ashanti including Pre-feasibility Manager and Manager of Underground Mining. Mr. Brechtel’s extensive operational and project development history in various geologic settings spans projects in North America, Australia, South America and Africa.

Mr. Brechtel holds a B.Sc. Geological Engineering from University of Utah and a M.Sc. Mining Engineering University of Utah.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Other Directorships

The following proposed directors of the Company are directors of other reporting issuers (as at August 7, 2019):

Name of Director	Other Reporting Issuers	Exchange
Steven Aaker	Nil	N/A
Anton Drescher	International Tower Hill Mines Ltd. Oculus VisionTech Inc. RavenQuest BioMed Inc. CENTR Brands Corp. Xiana Mining Inc.	TSX, NYSE-MKT TSXV CSE CSE TSXV
Ronald Largent	Nil	N/A
Rowland Perkins	Oculus VisionTech Inc.	TSXV
Jeffrey Pontius	Nil	N/A
Edward Yarrow	Nil	N/A

Director Overboarding

Mr. Drescher and his private company, Harbour Pacific Capital Corp., specialize in the restructuring of reporting and non-reporting entities. Mr. Drescher currently serves on five boards. Oculus VisionTech Inc. is minimally active and has little to no assets and requires nominal work to maintain in its current state. Mr. Drescher’s time commitment for this company is negligible and does not pose a burden on his time or hinder his effort on behalf of the Company as a member of the Board.

The CGNC meets regularly and director overboarding is discussed with each director as applicable, assuring that each director is sensitive to the Glass Lewis Policy Guidelines that would reflect a possible overboarding situation. In addition, the Company’s informal policy of having directors inform the Board of any proposed changes in their roles as officer or director in any public entity is in place to prevent future issues from arising. The CGNC is satisfied that there are no commitments on any of the boards of directors discussed above that would adversely affect Mr. Drescher’s ability to devote the necessary time and work required to properly serve the Board. As noted in the annual meeting attendance charts, since inception, Mr. Drescher has not missed a meeting of the Board or of any of his respective Committees.

The Company understands that the U.S. requirements are somewhat more stringent in terms of the actual numbers of boards that a director may serve on (U.S. exchanges limit the number boards to five and the TSXV limit is nine). The Company takes this into account and strives to follow the U.S. rules as closely as possible to satisfy its U.S. Shareholders when they review the Glass Lewis recommendations prior to voting.

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as discussed below, no director or officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

Except as disclosed below:

1.	No director, nominee or executive officer of the Company has been involved in any of the events described by Item 401(f) of Regulation S-K during the past ten years.

2.	No proposed director is, as at the date of this Information Circular, or has been within ten years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or
(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;
(b)	an order similar to a cease trade order; or
(c)	an order that denied the relevant company access to any exemption under securities legislation,

that was in effect for a period of more than 30 consecutive days.

3.	No proposed director:

(a)	is, as at the date of this Information Circular, or has been within the 10 years before the date of this Information Circular, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or
(b)	has, within 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

4.	No proposed director has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

In December 1987, pursuant to a decision of the British Columbia Securities Commission, Anton Drescher, a current director of the Company, was denied statutory exemptions for a 24-month period as consequence of failing to carry out adequate due diligence in the preparation of an offering document for Banco Resources Ltd. As result of this decision, Mr. Drescher received a 6-month suspension from the Certified Management Consultants of British Columbia.

On March 10, 2010, the TSXV rendered a decision with respect to a review concerning certain unauthorized loans by Xiana Mining Inc. (formerly, “Dorato Resources Inc.”) to Trevali Mining Corporation. As part of its decision, the TSXV required Mr. Drescher (who was a director of Xiana at the relevant time) to seek prior written approval from the TSXV should he propose to be involved with any other TSXV listed issuer as a director and/or officer. On May 14, 2010, the TSX, upon review of the TSXV’s decision, required Mr. Drescher to seek approval from the TSX should he propose to be involved with any other TSX listed issuers as a director and/or officer. In addition, the TSX required Mr. Drescher to inform the TSX of any future actions commenced against him by any regulatory entity. Subsequently, Mr. Drescher applied to the TSX for reconsideration of the abovementioned restrictions and, on May 1, 2013, the TSX agreed to remove all such restrictions.

Section 16(a) Information

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended May 31, 2019, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

CORPORATE GOVERNANCE

The Board and executive officers consider good corporate governance to be an important factor in the efficient and effective operation of the Company. The Canadian Securities Administrators implemented National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”) and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) in each of the provinces and territories of Canada. The Board is of the view that the Company’s system of corporate governance meets or exceeds the majority of each of these sets of guidelines and requirements.

Board of Directors

The Board is currently composed of six (6) directors. All of the proposed nominees for election as directors at the Meeting are current directors of the Company. NP 58-201 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under National Instrument 52-110 - Audit Committees (“NI 52-110”), which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company. “Material relationship” is defined as a relationship that could, in the view of a company’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Of the proposed nominees, one (1), being Jeffrey Pontius, the President and Chief Executive Officer of the Company, is an “insider” or management director as a result of his executive officer position, and, accordingly, Mr. Pontius is not considered “independent” for the purposes of NI 52-110. The five (5) remaining current directors/nominees, being a majority of the Board, are considered by the Board to be “independent”, within the meaning of NI 52-110 and within the meaning of Section 803A of the NYSE American Company Guide.

Board Leadership Structure

The positions of Chair and Chief Executive Officer are separate, and the Chair, Mr. Largent, is an independent director. While the Board has not developed a formal position description for the Chair, it considers that the Chair’s role is to provide independent and capable leadership. The Board believes that Mr. Largent, by virtue of his extensive experience in executive, senior management and operational positions with major mining companies, is qualified to provide such leadership to the Company as it builds shareholder value through exploration drilling, project advancement, and economic optimization. In addition, the Board believes that its current composition, in which only one of the directors is a member of management, also serves to ensure that the Board can function independently of management. The independent directors exercise their responsibilities for independent oversight of management through their majority position on the Board and ability to meet independently of management whenever deemed necessary by any independent director. All of the members of the CGNC, the Audit Committee and the Compensation Committee are independent directors and each of such committees meets regularly without management present. The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s share base, the Company’s peer group and other relevant factors, and has determined that having a non-executive Chair with the valuable experience and knowledge is currently the most appropriate leadership structure for the Company.

In order to facilitate open and candid discussion among its independent directors, the Board has appointed an independent Chair and committees comprised solely of independent directors, with the exception of the SDC of which Mr. Pontius is a member. In addition, each director has the ability to call a meeting of the Board in accordance with the Company’s articles, and the independent directors meet at the end of each full Board meeting without management present. Each member of the Board understands that he or she is entitled, at the cost of the Company, to seek the advice of an independent expert (including legal counsel) if he or she reasonably considers it warranted under the circumstances. No director chose to do so during the financial year ended May 31, 2019.

Meeting Attendance

The attendance record of each director at full Board meetings and with respect to meetings of any committees of which he or she is a member since June 1, 2018 (being the date of the commencement of the last fiscal year) up to the date of this Information Circular are as follows:

Name of Director	Full Board Meetings (4 total)	Meetings of Independent Directors	Audit Committee (4 total)	Sustainable Development Committee (4 total)	Corporate Governance & Nominating Committee (4 total)	Compensation Committee (4 total)
Steve Aaker	4	4	n/a	4	4	n/a
Anton Drescher	4	4	4	n/a	n/a	4
Catherine Gignac	3	3	n/a	n/a	3	3
Ronald Largent(1)	1	1	n/a	n/a	1	1
Rowland Perkins	4	4	4	n/a	n/a	4
Jeffrey Pontius	4	n/a	n/a	4	n/a	n/a
Edward Yarrow	4	4	4	4	4	n/a

Note:

(1) Mr. Largent joined the Board on March 11, 2019.

Mandate of the Board

The Board has not adopted a written mandate. The mandate of the Board, as prescribed by the BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan, reviewing and approving the annual corporate budget and forecast, reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Company’s proposed actions accord with its stated shareholder objectives; reviewing succession planning; assessing management’s performance; reviewing and approving the financial statements, reports and other disclosure issued to Shareholders; ensuring the effective operation of the Board; and safeguarding Shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable. At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate, as sufficient guidance is found in the applicable corporate legislation and regulatory policies.

In keeping with its overall responsibility for the stewardship of the Company, the Board is responsible for the integrity of the Company’s internal control and management information systems (primarily through the Audit Committee) and for the Company’s policies respecting corporate disclosure and communications.

Position Descriptions

The Board has not developed a written position for the Chair of the Board, for the Chair of any of its standing committees, or for the Chief Executive Officer. To date, given the size of the Company and its stage of development, the Board does not believe that formal written position descriptions of the position of the Chair of the Board, of the Chair of each standing committee and for the Chief Executive Officer are required, and that good business practices and the common law provide guidance as to what is expected of each of such positions.

The general duties of the Chief Executive Officer are as set forth in the existing employment agreement between the Chief Executive Officer and the Company, which were developed by the Board, in consultation with the Chief Executive Officer, at the time the agreement was entered into, and set forth the expectations of the role and position to be fulfilled by the Chief Executive Officer. Pursuant to the employment agreement, the Company (acting through the Board) has the ability to modify such duties as required, but it has not found it necessary to do so.

Orientation and Continuing Education

At the current time, the Board provides ad hoc orientation for new directors. New directors are briefed on strategic plans, short, medium and long-term corporate objectives, the Company’s current mineral properties and ongoing exploration programs, business risks and mitigation strategies, corporate governance guidelines and existing company policies, and tour the Company’s material mineral projects at least once per year. However, there is no formal orientation for new members of the Board, and this is considered to be appropriate, given the Company’s size and current level of operations, and the low Board turnover. Given the low Board turn-over (all directors except Mr. Largent have been directors since August 25, 2010), this approach is considered appropriate. However, if the growth of the Company’s operations or significant Board turnover in the future warrants it, the Board would consider implementing a formal orientation process.

The skills and knowledge of the Board as a whole is such that no formal continuing education process is currently deemed required. The Board is comprised of individuals with varying backgrounds, who have, both collectively and individually, extensive experience in the mineral exploration and mining industry and running and managing public companies in the natural resource sector, and several directors are also directors of other natural resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation, with Management’s assistance. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, directors’ duties and obligations and similar matters. Board members have full access to the Company’s records. Reference is made to the table under the heading “Election of Directors” for a description of the current principal occupations of the members of the Board.

Ethical Business Conduct

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Company’s business plan and to meet performance goals and objectives according to the highest ethical standards. To this end, in September 2010 the Board adopted a “Code of Business Conduct and Ethics” (the “Code”) for its directors, officers and employees and, in appropriate cases, consultants, which the Board reviewed and reapproved in 2019 with no material changes. The Code is available on the Company’s website at www.corvusgold.com. Pursuant to the Code, the Company has appointed its Chief Financial Officer to serve as the Company’s Ethics Officer to ensure adherence to the Code, reporting directly to the Board. Training in the Code is included in the orientation of new employees and, to ensure familiarity with the Code, directors, officers and employees are asked to read the Code and sign a Compliance Certificate annually. Directors, officers and employees are required to report any known violations of the Code to the Chief Financial Officer or the Chair of the Audit Committee or, alternately, to the Company’s outside U.S. or Canadian counsel.

There have not been, since the beginning of the Company’s most recent fiscal year, any material change reports filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code. The Company intends to disclose any amendments to the Code and if any waiver from a provision of its Code is granted to a director or officer of the Company on its website. No waivers were granted from the requirements of the Company’s Code during the year ended May 31, 2019, or during the subsequent period through to the date of this Information Circular.

In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s articles and the BCBCA which set forth how any conflicts of interest are to be dealt with. In particular, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In September, 2010, the Board also adopted a “Share Trading Policy”, which prescribes rules with respect to trading in securities of the Company where there is any undisclosed material information or a pending material development, which was subsequently amended by the Board in 2015. Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel.

In September, 2010, the Board also created the SDC in order to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable and environmentally sound manner (see “Other Board Committees” below).

Assessments

The CGNC has, as part of its mandate, the responsibility conducting performance evaluations of the Chief Executive Officer, the Board as a whole, the individual committees of the Board and individual directors, on an annual basis. In 2017, the CGNC established a process for this regular evaluation and on April 1, 2019 conducted an oral self-assessment review with the Board on the performance of (1) the Board, (2) its committees and (3) its members, and believes the criteria evaluated was acceptable. The CGNC will continue to conduct annual assessments in the future in accordance with its mandate.

Director Term Limits

The Company has not adopted term limits for the directors on its Board. The CGNC believes that imposing term limits may implicitly discount the value of experience and continuity among Board members, and runs the risk of excluding experienced and valuable Board members as the result of an arbitrary determination. The Board believes that the most effective boards strike a balance of new and existing members. The Board values the fresh perspective that new directors can bring to the boardroom, and as such, has appointed the CGNC, which is comprised solely of independent directors, in order to continuously assess the effectiveness of the Board, including through the annual performance evaluations, and identify potential new candidates for nomination as directors.

Diversity

Pursuant to the CGNC Charter, at least annually the CGNC performs a review and evaluation of the proportion of female and minority employees at the Company, in executive positions and on the Board and reports to the Board on the results of this review and evaluation. As at August 7, 2019, there is one female who is an executive officer of the Company. The diversity of the Board and the executive officers of the Company (and in particular the representation of women) is one of many factors considered in the selection of candidates as potential directors or executive officers. At this time the Company has not adopted a target regarding the representation of women on the Board or in executive officer positions. The Company is of the view that its current practice of considering diversity as one of many factors in selecting candidates as potential directors or executive officers permits the Company to balance the benefit of diversity with other relevant considerations. The Company is committed to increasing Board diversity, and recognizes that the Board’s background should represent a variety of backgrounds, experiences and skills. However, the Company has not adopted a written policy relating to the identification and nomination of women or minority directors. In making recommendations for the appointment or election of new Board members, the CGNC considers all aspects of diversity, including, but not limited to, gender. The CGNC also adheres to the principle of meritocracy, and considers individuals’ skills, knowledge, experience, and character necessary for the role.

The Company currently has no woman on the Board and realizes the potential benefits from new perspectives that could be gained through increasing diversity within the Board’s ranks. In seeking candidates for appointment, the CGNC considers individuals’ gender, ethnic and geographic diversity, as well as their integrity and character, sound and independent judgement, breadth of experience, insight into and knowledge of the Company’s business and industry and overall business acumen.

The Company currently has one woman holding a position as executive officer and recognizes the value in maintaining a diverse team of executive officers to strengthen leadership and decision-making. In making executive appointments, the Company takes a similar approach to appointments to the Board; the Company considers candidates’ character and professional qualifications, as well as gender, ethnicity, and geographic diversity.

The Company does not adhere to any specific targets or quotas in determining Board membership. The CGNC does not believe that implementing arbitrary targets for the composition of the Board will serve the Company’s best interests in obtaining the highest calibre executives. The CGNC strives to attract individuals who best meet the Company’s needs at a given time point in time.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Chair or one or more of the non-management directors by using the contact information provided on the Company’s website under the headings “Investors” then “Corporate Governance” then “Board of Directors”. Shareholders may also send communications by letter addressed to the Chief Executive Officer of the Company at Suite 1750, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8. All communications addressed to the Chief Executive Officer will be received and reviewed by that officer. The receipt of concerns about the Company’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board.

Board’s Role in Risk Oversight

The Board considers the understanding, identification and management of risk as essential elements for the successful management of the Company. The Company faces a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will: (i) timely identify the material risks that the Company faces; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees of the Board; (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and (iv) integrate risk management into the Company’s decision-making.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by Anton Drescher and two other independent directors sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks.

The Company also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

  provide that risks are identified, monitored, reported and quantified properly;
  define and communicate the types and amount of risk the Company is willing to take;
  communicate to the appropriate management level the type and amount of risk taken;
  maintain a risk management organization that is independent of the risk-taking activities; and
  promote a strong risk management culture that encourages a focus on risk-adjusted performance.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Board Committees

Committees of the Board are an integral part of the Company’s governance structure. At the present time, the Board has the following standing committees: Audit Committee, Compensation Committee, CGNC and SDC.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is chaired by Anton Drescher. Its other members as of the date of this Information Circular are Rowland Perkins and Edward Yarrow. See “Proposal – Election of Directors” for a detailed biography of each member of the Audit Committee which reflects the relevant education and experience of each member. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act, Section 803(B)(2) of the NYSE American Company Guide, and is “independent” and “financially literate” within the respective meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Anton Drescher as the “Audit Committee Financial Expert”.

No member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its oversight responsibilities. The directors are responsible for monitoring (i) the Company’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Company, (iii) compliance by the Company with legal and regulatory requirement; (iv) the independent auditor’s qualifications, independence and performance; and (v) business practices and ethical standards of the Company. A copy of the Audit Committee Charter is available on the Company’s website at www.corvusgold.com.

The Audit Committee met four (4) times during the fiscal year ended May 31, 2019 and all members were present at all four meetings. Additional information about the Audit Committee is contained below under the heading “Proposal – Appointment of Auditor.”

Corporate Governance and Nominating Committee

The CGNC is chaired by Steve Aaker. Its other members as of the date of this Information Circular are Ronald Largent (formerly, Catherine Gignac) and Edward Yarrow. The role of the CGNC is to (1) develop and monitor the effectiveness of the Company’s system of corporate governance; (2) establish procedures for the identification of new nominees to the Board and lead the candidate selection process; (3) develop and implement orientation procedures for new directors; (4) assess the effectiveness of directors, the Board and the various committees of the Board; (5) ensure appropriate corporate governance and the proper delineation of the roles, duties and responsibilities of management, the Board and its committees; and (6) assist the Board in setting the objectives of the Chief Executive Officer and evaluating the performance of the Chief Executive Officer.

The CGNC met four (4) times during the fiscal year ended May 31, 2019 and all members were present at all four meetings.

The CGNC oversees the evaluation of the Board composition and members. Annually, the CGNC reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to effective decision making. The CGNC believes it is in the best interests of the Company when selecting candidates to serve on the Board to consider the diversity of the Board and review candidates who possess a range of skills, expertise, personality, education, personal background and other qualities for nomination. The CGNC assesses the effectiveness of this approach as part of its annual review of its charter.

The CGNC reviews the size of the Board annually. A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board believes that its present size effectively fulfils this goal. The CGNC recommended the nominees in this Information Circular for directors.

The CGNC Committee Charter is available on the Company’s website at www.corvusgold.com.

Nomination of Directors

The CGNC (in which all members are required to be independent) is responsible for reviewing proposals for new nominees to the Board, and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee. The selection of potential nominees for review by the CGNC are generally the result of recruitment efforts by the individual Board members or the Chief Executive Officer, including both formal and informal discussions among Board members and with the Chief Executive Officer, and are usually based upon the desire to have a specific set of skills or expertise included on the Board.

The appointment of new directors (either to fill vacancies or to add additional directors as permitted by applicable corporate legislation) or the nomination for election as a director of a person not currently a director by the Shareholders at an annual general meeting is carried out by the Board, based on the recommendation of the CGNC. Once the names of any suggested nominees are provided to the CGNC, it then carries out such reviews as it determines to be appropriate (which may include interviews with the proposed nominee) to determine if the proposed nominee is an appropriate “fit” for election to the Board. The CGNC then makes a recommendation to the full Board as to the nomination (or otherwise) of the identified individual for election as a director, for appointment as a replacement for a director who has resigned or for appointment as an additional director, as applicable. In addition, prior to each AGM, the CGNC carries out a review of the then current board composition and makes recommendations as to the individuals (whether existing directors or non-directors) it considers should be nominated for election as a director at the upcoming AGM.

Shareholders may submit recommendations in writing by letter addressed to the Chief Executive Officer of the Company or the Chair of the CGNC. In addition, subject to the advance notice requirements contained in the Company’s articles, Shareholders may nominate directors at an annual general meeting.

Compensation Committee

The Compensation Committee is chaired by Rowland Perkins. Its other members as of the date of this Information Circular are Anton Drescher and Ronald Largent (formerly, Catherine Gignac). The Compensation Committee’s functions are to review and recommend to the Board compensation policies and programs of the Company, as well as salary and benefit levels for its executives. Except for delegation by the Compensation Committee of its responsibilities to a sub-committee of the Compensation Committee, the Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. For further discussion of the Compensation Committee’s process for the recommendation of the Company’s compensation policies and programs, as well as salary and benefit levels of individual executives, including a discussion of the role of compensation consultants in advising the Compensation Committee, please see the section below under the heading “Executive Compensation – Executive Compensation Agreements and Summary of Executive Compensation.”

The Compensation Committee met four (4) times during the fiscal year ended May 31, 2019 and all members were at all four meetings. The Compensation Committee Charter is available on the Company’s website at www.corvusgold.com.

Sustainable Development Committee

The SDC is chaired by Edward Yarrow. Its other members as of the date of this Information Circular are Jeffrey Pontius and Steve Aaker. The overall purpose of the SDC is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out, and that its facilities are operated and maintained, in a safe and environmentally sound manner and reflect the ideals and principles of sustainable development. The primary function of the SDC is to monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters. The SDC also advises the Board and makes recommendations for the Board’s consideration regarding health, safety, community relations and environmental-related issues.

The SDC met four (4) times during the fiscal year ended May 31, 2019 and all members were at all four meetings.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to our Company for the year ended May 31, 2019, of those persons who were “named executive officers” (“NEOs”), at May 31, 2019, including the Company’s principal executive officer and two most highly compensated executive officers whose annual base salary and bonus compensation was in excess of US$100,000, being: (i) the chief executive officer (Jeffrey A. Pontius); (ii) the chief financial officer (Peggy Wu); and (iii) the chief operating officer (Carl Brechtel):

Summary Compensation Table

Name and Principal Position	Year(1)	Salary(2) ($)	Bonus(3) ($)	Share-based Awards ($)	Option-based Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey Pontius, Chief Executive Officer and President	2019 2018	462,849 370,815	201,480(5) 191,565	Nil Nil	431,130 172,764	Nil Nil	Nil Nil	11,081(5) 9,578	1,106,540 744,722
Peggy Wu, Chief Financial Officer	2019 2018	Nil Nil	Nil Nil	Nil Nil	124,600 68,327	Nil Nil	Nil Nil	130,000(6) 124,167(6)	254,600 192,494
Carl Brechtel, Chief Operating Officer	2019 2018	264,485 254,285	67,160(5) 63,855(5)	Nil Nil	102,857 38,537	Nil Nil	Nil Nil	8,059(5) 7,663	442,561 364,340

1.	Years ending May 31.

2.	The amounts represent U.S. dollar salary translated to Canadian dollars at the average monthly exchange rates at the time of payment.

3.	The amounts represent cash bonuses awarded during the relevant fiscal years.

4.	Fair value of incentive stock option grants calculated using the Black-Scholes model based on the following weighted average assumptions:

For the year ended May 31,	2019	2018	2017
Risk-free interest rate	2.224	1.650	0.715
Expected life of options	5 years	5 years	5 years
Annualized volatility	73.88%	79.14%	85.96%
Dividend yield	0%	0%	0%
Exercise price	2.06	0.77	0.91
Fair value per share	1.51	0.52	0.61

The Company believes that the Black-Scholes model is an appropriate model to use for calculating the fair value of incentive stock options because, while the model was originally developed for valuing publicly traded options as opposed to non-transferrable incentive stock options and requires management to make estimates, which are subjective and may not be representative of actual results (changes in assumptions can materially affect estimates of fair values), this model is used by most companies in the Company’s peer group and therefore represents an approach to valuation reasonably consistent with the Company’s peer group. It is important to remember that, while incentive stock options can have a significant theoretical value (such as those reported above); until the option is actually exercised and the resulting Common Shares can be sold at a profit, it has no value that can be realized by the holder. Commencing in 2012, the Company determined to move to a longer option period (5 years instead of 2) but to also introduce vesting provisions on the longer-term options, with 33.3% vesting on the date of grant, 33.3% vesting on the one-year anniversary of the date of grant and the balance vesting on the second-year anniversary of the date of grant. The values noted above reflect only the vested portions of options that have vesting provisions.

5.	The amounts represent U.S. dollar cash bonuses translated to Canadian dollars at an exchange rate of 1.3432.

6.	These amounts were paid for financial consulting services provided by Blue Pegasus Consulting Inc., a private company wholly owned by Ms. Wu.

7.	Amounts identified as Pension Value represents the Company’s, through its subsidiary Corvus Nevada, contributions to a 401(k) plan in the United States on behalf of each of its employees (including the executive officers employed by Corvus Nevada) equal to 3% of their base salaries.

Executive Compensation Agreements and Summary of Executive Compensation

The Board established the Compensation Committee and adopted a written charter for the Compensation Committee, effective September 1, 2010. During the fiscal year ended May 31, 2019, the members of the Compensation Committee were Catherine Gignac who was replaced by Ronald Largent on March 11, 2019, Anton Drescher and Rowland Perkins (Chair), all of whom are independent directors. There is no written position description for the Chair of the Compensation Committee. However, as a general statement, the Chair is responsible for setting the tone for the work of the Compensation Committee, ensuring that members have the information needed to do their jobs, overseeing the logistics of the Compensation Committee’s operations, reporting to the Board on the committee’s decisions and recommendations and setting the agenda for the meetings of the Compensation Committee.

The Compensation Committee is responsible for assisting the Board in monitoring, reviewing and approving compensation policies and practices of the Company and its subsidiaries and administering the Company’s incentive stock option plan (the “Plan”). With regard to the Chief Executive Officer, the Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and making recommendations to the Board with respect to the Chief Executive Officer’s compensation level based on this evaluation. In consultation with the Chief Executive Officer, the Compensation Committee makes recommendations to the Board on the framework of executive remuneration and its cost and on specific remuneration packages for each of the directors and officers other than the Chief Executive Officer, including recommendations regarding awards under equity compensation plans. The Compensation Committee also reviews executive compensation disclosure before the Company publicly discloses the information. The Compensation Committee’s decisions are typically reflected in consent resolutions.

The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties (including compensation consultants and advisers). During the fiscal year ended May 31, 2011, the Company did not have any employees, and management’s services were provided through consulting agreements. During the financial year ended May 31, 2011, the Compensation Committee retained the services of Hugessen Consulting Inc. (“Hugessen”), an independent consulting firm dedicated to meeting the executive compensation consulting requirements of boards and their compensation committees, to assist the Compensation Committee in determining an appropriate compensation system for the Company going forward. In accordance with its plan, the Company’s commenced to employ the Chief Executive Officer and President as full-time employees, effective June 1, 2011. The compensation of such individuals was set based upon negotiations with such individuals utilizing the information provided through the earlier consultations with Hugessen as guidelines. During the fiscal year ended May 31, 2019, the Company did not retain the services of any compensation consultants or advisers.

General Compensation Strategy

During the fiscal year ended May 31, 2010, the Company did not have any employees. However, the Company did pay consulting fees to a number of individuals who assisted in the operations of the Company, including the Chief Executive Officer and the former President. These fees were set through negotiations between the Compensation Committee and the specific individuals.

Commencing June 1, 2011, the Company commenced to employ certain individuals, including the Chief Executive Officer and the former President. The compensation payable to such individuals was set through negotiation with such individuals. In such negotiations, the Compensation Committee were guided by their subjective view of the appropriate compensation payable by a company at the Company’s early stage of development, as well as a review of the compensation information previously provided to the Compensation Committee by Hugessen. In the view of the Compensation Committee, the early stage of the Company’s development does not lend itself to the formulation of specific objective performance guidelines for executive pay. Rather, it is appropriate for the members of the Compensation Committee to rely upon their subjective assessment of the achievements of management. In the case of a mineral exploration company such as the Company, the Compensation Committee considers that such things as the ability to determine and carry out generative programs based on new geological theories or concepts in previously unexplored areas, the ability to source and secure promising mineral properties, the ability to raise the necessary capital to explore such properties and maintain the Company’s ongoing activities, the ability to focus the Company’s resources and to appropriately allocate such resources to the benefit of the Company as a whole, the ability to ensure compliance by the Company with applicable regulatory requirements and the ability to carry on business in a sustainable manner, to be of primary importance in assessing the performance of its executive officers. The Compensation Committee does not anticipate at this time that it will use any specific metrics or identifiable objective measures of performance, such as increases in share price, in order to fix compensation or determine compensation increases (if any). Rather, the Compensation Committee will continue to use primarily a subjective approach, based on the combined industry experience and knowledge of the Compensation Committee members, which relies on the assessment of the Compensation Committee as to the relative success of the Company in acquiring additional prospective mineral properties, moving the Company’s mineral properties forward by successfully implementing the appropriate programs necessary to do so within an expected budget and similar measures, as well as the level of compensation thought necessary by the Compensation Committee to attract and retain the personnel required to accomplish the Company’s business plan.

The Compensation Committee believes that the foregoing criteria are appropriate for use to assess the appropriate compensation level for the Chief Executive Officer and other executive officers employed by the Company, and that more objective measurements and specific performance metrics are difficult to effectively establish and use as the basis for executive compensation at this stage of the Company’s development.

Executive Compensation Program

General

The executive compensation program formulated by the Compensation Committee for use from June 1, 2012 forward has been designed based on the stage of development of the Company, and to encourage, compensate and reward senior management of the Company on the basis of individual and corporate performance, both in the short term and the long term, while at the same time being mindful of the responsibility that the Company has to its Shareholders. The members of the Compensation Committee intend to use their own experience and familiarity with the industry and the activities of companies within it to determine the current ranges of compensation paid to management in the industry.

A significant number of the senior management of the Company are U.S. residents and are therefore employed directly by Corvus Gold Nevada Inc. (“Corvus Nevada”). However, the compensation of such individuals is still within the mandate of the Compensation Committee. The base salaries of senior management of the Company were initially set at levels which the Compensation Committee believed were competitive with the base salaries paid by other companies within the mining industry, thereby enabling the Company to compete for and retain executives critical to the long-term success of the Company. Initially, salaries and benefits are set through negotiation when an executive officer joins the Company (with direct input from the Compensation Committee) and will be reflected in the employment agreement executed at that time. The compensation of such individuals will then be subsequently reviewed each financial year to determine if adjustments are required. The Company has implemented, through Corvus Nevada, what it believes to be an appropriate benefit program, including medical and dental benefits and basic life insurance, which applies to all permanent employees of Corvus Nevada, as it believes that such a plan is an important consideration in attracting the necessary personnel.

The incentive portion of the compensation package, which will consist primarily of the awarding of stock options and cash bonuses, is directly tied to the Compensation Committee’s subjective assessment of the relative performance of both the individual and the Company. Share ownership opportunities are provided to align the interests of senior management of the Company with the longer-term interests of the Shareholders. Generally, the Compensation Committee believes that incentive stock options should not be granted for longer than five (5) years, except in exceptional circumstances, and that longer option exercise periods should be subject to vesting provisions. Thus, the initial options granted by the Company had a two (2) year period, but no vesting provisions, while the Company has more recently transitioned to a five (5) year option period with vesting over the first two (2) years. The Compensation Committee does not view share appreciation rights, restricted stock units, securities purchase programs or long-term incentive programs (other than incentive stock options) or pension plans as appropriate components of compensation programs for junior resource companies such as the Company. Accordingly, no such elements are included in the Company’s compensation program.

In general, the Compensation Committee considers that its compensation program should be relatively simple in concept and that its focus should be balanced between reasonable annual compensation (reasonable base salaries) and longer-term compensation tied to performance of the Company as a whole (incentive compensation in the form of stock options and yearly cash bonuses where warranted). The Compensation Committee does not intend at this time to establish a formal set of benchmarks or performance criteria to be met by the NEOs, rather, the members of the Compensation Committee will use their own subjective assessments of the success (or otherwise) of the Company to determine, collectively, whether or not the NEOs are successfully achieving the Company business plan and strategy and whether they have over, or under, performed in that regard. The Compensation Committee does not anticipate establishing any set or formal formula to be used to determine NEO compensation, either as to the amount thereof or the specific mix of compensation elements.

At this time, neither the Compensation Committee nor the Board as a whole has considered the implications of the risks associated with the Company’s compensation policies and practices. At this time, the Company does not prohibit executive officers or directors from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive officer or Director.

Base Salaries

Commencing June 1, 2011, the level of the base salary for each employee of the Company was set based upon the level of responsibility and the importance of the position to the Company, within competitive industry ranges. The Compensation Committee, in consultation with the Chief Executive Officer, makes recommendations to the Board regarding the base salaries and bonuses (if any) for senior management and employees of the Company other than the Chief Executive Officer. The Compensation Committee will be responsible for recommending the salary level of the Chief Executive Officer to the Board for approval (which will be by a vote of a majority of the independent directors).

Although the Company does not have a pension plan for its executive officers, commencing June, 2011 the Company, through Corvus Nevada, makes payments to a 401(k) plan in the United States on behalf of each of its employees (including the executive officers employed by Corvus Nevada) equal to 3% of their base salaries.

Cash Bonuses

The Compensation Committee considers short-term incentives in the form of cash bonuses based on subjective criteria, including the Company’s ability to pay such bonuses, individual performance, the executive’s contributions to achieving the Company’s objectives, progress towards publicly-stated milestones that lead to the maximization of the Company’s assets and other competitive considerations. The Compensation Committee reviews with the Chief Executive Officer, the performance of each executive and has the ability to award bonuses based on the criteria listed above, as well as the accomplishment by the Company of its goals. Movements in the Company’s share price in relation to the accomplishment of publicly-stated objectives and its performance in relation to corporations that are similar in size may have an impact on the Compensation Committee’s decision regarding any amounts to be awarded.

2010 Incentive Stock Option Plan

The Plan is administered by the Compensation Committee, and is intended to advance the interests of the Company through the motivation, attraction and retention of key employees, officers and directors of the Company and its subsidiaries and to secure for the Company and its Shareholders the benefits inherent in the ownership of Shares by key employees, officers, directors and consultants of the Company and its subsidiaries. Grants of options under the Plan are proposed/recommended by the Chief Executive Officer, and reviewed by the Compensation Committee. The Compensation Committee can approve, modify or reject any proposed grants, in whole or in part. In general, the allocation of available options among the eligible participants in the Plan is on an ad hoc basis, and there is no set formula for allocating available options, nor is there any fixed benchmark or performance criteria to be achieved in order to receive an award of options. The timing of the grants of options is determined by the Compensation Committee. In general, a higher level of responsibility will attract a larger grant of options. Because the number of options available is limited, in general, the Compensation Committee aims to have individuals at the same levels of responsibility holding equivalent numbers of options, with additional grants being allocated for individuals who the Compensation Committee believe are in a position to more directly affect the success or the Company through their efforts. The Compensation Committee looks at the overall number of options held by an individual (including the exercise price and remaining term of existing options and whether any previously granted options have expired out-of-the-money or were exercised) and takes such information into consideration when reviewing proposed new grants. After considering the Chief Executive Officer’s recommendations and the foregoing factors, the resulting proposed option grant (if any) is then submitted to the Board for approval. Please see “Securities Authorized for Issuance under Equity Compensation Plans” for details of the Plan. During the fiscal year ended May 31, 2019, the Compensation Committee approved all recommendations for the grant of incentive stock options proposed by the Chief Executive Officer and President (of which an aggregate of 1,800,000 (36.59%) were granted to the Chief Executive Officer and President, the Chief Financial Officer, and the Chief Operating Officer and 1,650,000 (33.54%) were granted to independent directors (i.e. other than the Chief Executive Officer and President).

Executive Compensation Agreements

Employment Agreement with Jeffrey Pontius

Corvus Nevada entered into an employment agreement made as of June 1, 2011, with Jeffrey Pontius whereby Mr. Pontius is employed as the Chief Executive Officer and, appointed President following the termination of Russell Myers on June 29, 2015, at an annual base salary of US$150,000 per year and an annual discretionary performance bonus targeted at up to 100% of his base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Mr. Pontius is also entitled to other benefits made available to Corvus Nevada’s employees, including participation in any benefit plans and policies. The agreement is for an indefinite term and is an “at will” agreement, meaning that either Corvus Nevada or Mr. Pontius may terminate the employment of Mr. Pontius at any time for any reason, with or without prior notice. However, Corvus Nevada and Mr. Pontius have also entered into a separate change of control agreement, as detailed below, which provides for severance in the event of the termination of Mr. Pontius’ employment under certain conditions. Effective January 1, 2015, Mr. Pontius’ salary was increased to US$250,000 and increased to US$350,000 effective January 1, 2018.

Consulting Agreement with Peggy Wu

Corvus entered into a consulting agreement with Blue Pegasus Consulting Inc. (“Blue Pegasus”), a company owned by Peggy Wu, the Company’s Chief Financial Officer, at a monthly retainer of C$5,000. Effective December 1, 2012, Ms. Wu’s monthly retainer was increased to C$6,000, was increased to C$6,667 effective January 1, 2016 and C$7,500 effective January 1, 2018. The agreement is for an indefinite term and is an “at will” agreement, meaning that either Corvus or Ms. Wu, may terminate the agreement at any time for any reason, with our without prior notice. Pursuant to an amendment to the consulting agreement dated October 12, 2017, the parties added a change of control clause, as detailed below, which provides for severance in the event of termination of Blue Pegasus’ agreement under certain conditions.

Employment Agreement with Carl Brechtel

Corvus Nevada has entered into an employment agreement made as of October 26, 2011, with Carl Brechtel whereby Mr. Brechtel is employed as the Company’s Manager of Development at an annual base salary of US$120,000 per year and an annual discretionary performance bonus targeted at up to 100% of his base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Effective May 29, 2012, Mr. Brechtel was appointed Chief Operating Officer and his salary was subsequently increased to US$175,000 on January 1, 2013. Mr. Brechtel is also entitled to other benefits made available to Corvus Nevada’s employees, including participation in any benefit plans and policies. The agreement is for an indefinite term and is an “at will” agreement, meaning that either Corvus Nevada or Mr. Brechtel may terminate the employment of Mr. Brechtel at any time for any reason, with or without prior notice. However, Corvus Nevada and Mr. Brechtel have also entered into a separate change of control agreement, as detailed below, which provides for severance in the event of the termination of Mr. Brechtel’s employment under certain conditions. Effective January 1, 2015, Mr. Brechtel’ salary was increased to US$200,000.

Other than as set forth below, the Company has no contracts, agreements, plans or arrangements that provide for payments to an executive officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in an executive officer’s responsibilities.

The COC Agreement

In November, 2012, the Compensation Committee approved the terms and conditions of a form of “Change of Control” agreement (a “COC Agreement”) that provides for the payment of a severance payment to certain employees of Corvus Nevada (including certain executive officers). The existing employment agreements between Corvus Nevada and its employees are “at will” agreements – that is, either Corvus Nevada or the employee could terminate the employment relationship without notice and without payment of any compensation. In the view of the Compensation Committee, this is no longer appropriate given the growth in the business of the Company and the importance of such persons to the continuity of the ongoing growth and development of the Company’s business and, in particular, the Company’s North Bullfrog Project. Accordingly, the Company, together with Corvus Nevada, entered into a COC Agreement with each of Messrs. Pontius and Brechtel.

The terms of the COC Agreement, entered into by Corvus Nevada, the Company, and the specific employee (all of the individual COC Agreements are the same, except for the multiplier to be applied in determining the severance amount, as discussed below), and are as follows:

1.                   For the purpose of the COC Agreement, the following definitions are used:

(a)	“Change of Control” means the occurrence of any of the following events:

(i)	the sale, exchange or other disposition of a majority of the outstanding Shares of the Company in a single transaction or a series of related transactions,

(ii)	the Company is merged or consolidated in a transaction in which its Shareholders receive less than 50% of the outstanding voting Shares of the new or continuing corporation,

(iii)	a majority of the incumbent directors who were previously nominated by management and elected as directors at the immediately preceding annual general meeting or who were appointed by the Board to fill a vacancy occurring since the immediately preceding annual general meeting are:

(A)	not nominated for re-election at any annual general meeting of the Shareholders,

(B)	after having been nominated by management for re-election as directors, not re-elected as directors at any annual general meeting of the Shareholders,

(C)	removed as directors of the Company, or

(D)	as a result of an increase in the size of the Board and the appointment of new directors, no longer a majority of the Board,

except as a result of the death, disability or normal retirement of any such directors in accordance with the normal retirement practices of the Company,

(iv)	the acquisition by any person, or by any person and its affiliates, or by any person acting jointly or in concert with any of the foregoing persons or affiliates, and whether directly or indirectly, of voting securities of the Company that, when added to all other voting securities at the time held by such person, its affiliates and any person acting in concert with any of the foregoing persons or affiliates, totals for the first time, not less than twenty percent (20%) of the then outstanding voting securities of the Company, or

(v)	the disposition, by whatever means, by the Company, or any affiliate of the Company, of a majority of the shares of Corvus Nevada or the occurrence of any other transaction whereby the Company, or an affiliate of the Company, ceases to hold a majority of the shares of Corvus Nevada;

(b)	“Constructive Dismissal” means the occurrence of any one or more of the following events:

(vi)	a demotion of the employee to a position of lesser significance within Corvus Nevada or the Company,

(vii)	a diminishment of the employee’s responsibilities at Corvus Nevada or the Company in a matter of substance,

(viii)	a material reduction in the employee’s pay or benefits or both,

(ix)	the forced relocation of the employee of more than fifty (50) kilometres from the employee’s current principal place of work for Corvus Nevada,

(x)	changes in the employee’s organizational reporting relationship are implemented that result in the employee reporting to a position of lesser significance within Corvus Nevada or the Company, or

(xi)	Corvus Nevada or the Company materially breaches any of the provisions of the COC Agreement;

(c)	“Effective Date of Termination” means:

(i)	in the case of the termination of the employee by Corvus Nevada, the date of the delivery by Corvus Nevada to the employee of a notice terminating his employment; and

(ii)	in the case of the occurrence of an event of Constructive Dismissal, the date of the delivery by the employee to Corvus Nevada of a notice stating that the employee takes the position that, due to the event of Constructive Dismissal, he has been terminated by Corvus Nevada;

(d)	“Good Cause” means any situation, event or happening which would constitute “cause” under the common law and includes, without limitation, the following:

(i)	any wilful failure by the employee in the performance of any of the employee’s duties pursuant to the employment agreement,

(ii)	the employee’s conviction of a criminal or summary conviction offence related to the employment of the employee by Corvus Nevada, or any act involving money or other property involving Corvus Nevada or any of its affiliates which would constitute a crime in the jurisdiction involved,

(iii)	any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Corvus Nevada or any of its affiliates, a supplier or service provider to Corvus Nevada or any of its affiliates or a customer of Corvus Nevada or any of its affiliates,

(iv)	the use of illegal drugs or the habitual and disabling use of alcohol or drugs,

(v)	any material breach of any of the terms of either the employment agreement or the COC Agreement by the employee which breach remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the employee by Corvus Nevada,

(vi)	any threatened or actual attempt by the employee to secure any personal profit in connection with the business of Corvus Nevada or any of its affiliates or any of their respective corporate opportunities, or the appropriation of a maturing business opportunity of Corvus Nevada or any of its affiliates,

(vii)	any act by the employee which is materially injurious to Corvus Nevada or any of its affiliates or any of their respective businesses,

(viii)	any material breach by the employee of any of the policies governing the affairs of the Company and its affiliates and the conduct of its employees and those of its affiliates that may be implemented by the Board from time to time, and

(ix)	conduct by the employee amounting to insubordination or inattention to, or materially substandard performance of the duties and responsibilities of the employee under the employment agreement, which conduct remains uncured after the expiration of ten (10) days following the delivery of written notice of such failure or conduct to the employee by Corvus Nevada.

2.                 The term of the COC Agreement (the “Term”) commenced on November 1, 2012. On each one-year anniversary thereafter, the Term has and will continue to be automatically extended for one (1) additional year (provided that the employee is still then an employee of Corvus Nevada) unless, not later than four (4) months prior to such applicable anniversary date, either the employee or the Company (through the Compensation Committee) gives written notice to the other party that it does not wish to extend the Term. In such case, the COC Agreement will terminate at the end of the Term then in progress. However, if a Change of Control has occurred on or prior to the date that the COC Agreement would otherwise terminate, and notwithstanding any prior notice from one party to the other party to the contrary, the Term will automatically be deemed extended and shall continue until the earlier of:

(a)	the date that is two (2) years after the date on which the Change of Control occurs; and

(b)	the date that the employee attains age sixty-five (65).

3.                  If, within a period of one (1) year following a Change of Control, either:

(a)	Corvus Nevada terminates the employee other than for Good Cause; or

(b)	there occurs any circumstance of Constructive Dismissal, about which the employee notifies Corvus Nevada and the Company in writing within ninety (90) days of the occurrence, which remains uncured by Corvus Nevada after thirty (30) days from the date of such notification, and which results in employee resigning from employment with Corvus Nevada;

then:

(c)	on or prior to thirty (30) days after the Effective Date of Termination Corvus Nevada is required to pay to the employee as liquidated damages, severance, compensation for loss of office, employment and benefits, and for termination of the COC Agreement an amount equal to a multiplier (see 4 below) times the sum of:

(i)	the annual base salary then payable to the employee,

(ii)	the aggregate amount of the bonus(es) (if any) paid to the employee within the calendar year immediate preceding the Effective Date of Termination (or, if the employee has not then been employed long enough to have been awarded any bonus, an amount equal to the targeted discretionary bonus stipulated in the employment agreement (if any)), but not including any “special” “one-time” or “extraordinary” bonuses designated as such by the Compensation Committee, plus

(iii)	an amount equal to the vacation pay which would otherwise be payable for the one (1) year period next following the Effective Date of Termination.

4.                  The multiplier applicable to the individual executive officers is shown below, along with the amount which would be payable to such executive officer had the severance payment been triggered at May 31, 2019 (being the end of the Company’s most recently completed financial year):

Named Executive Officer	Multiplier	May 31, 2019 Severance
Jeffrey Pontius, Chief Executive Officer	3.0	$1,992,986 (1)
Carl Brechtel, Chief Operating Officer	2.0	$663,290(1)

(1)	These amounts assume no vacation pay is owing and do not include the costs of the up to one year’s employee benefits to which such employee would become entitled, estimated at approximately US$60,000.

5.                  In addition to the foregoing payment, if an executive officer becomes entitled to receive a severance payment under the COC Agreement, until the earlier of one (1) year following the Effective Date of Termination and the end of the month in which the executive officer commences employment with another employer that provides reasonably equivalent benefits to its employees as those provided by Corvus Nevada to the executive officer (but subject to the executive officer’s insurability), the executive officer and the executive officer’s dependents will continue to be eligible for all employee life, medical, extended health and dental insurance and other benefits (other than disability insurance plans/benefits) under benefit plans and programs then in effect for executive and key management employees of Corvus Nevada and Corvus Nevada will provide the same or, at its option, will purchase substantially comparable benefits outside its existing plans and programmes or will reimburse the executive officer for payments made by the executive officer for COBRA benefits during such period.

6.                  If the severance payment or any of the other payments provided for in the COC Agreement, together with any other payments which the executive officer has a right to receive from Corvus Nevada would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the United States Internal Revenue Code of 1986, as amended, or such similar set of laws), the payments required to be made to the executive officer pursuant to the COC Agreement will be reduced (reducing first the cash severance payment) to the largest amount as will result in no portion of such payments being subject to the applicable excise tax.

7.                  The obligation of Corvus Nevada to make any payments to or for the benefit of the executive officer under the COC Agreement, and of Company to guarantee the obligations of Corvus Nevada under the COC Agreement are subject to the prior or concurrent due and valid execution and delivery by the executive officer to Corvus Nevada of a prescribed form of general release, under which the executive officer releases both Corvus Nevada and the Company from all claims including, but not limited to, those arising out of or related to the executive officer’s employment or termination of employment.

The Wu Change of Control

The terms of the consulting agreement, as amended October 12, 2017, entered into by Corvus Nevada and Blue Pegasus are as follows:

1.                  For the purpose of the consulting agreement, as amended, the following definitions are used:

(a)	“Change of Control” means the consummation of any of the following transactions effecting a change in ownership or control of Corvus Nevada:

(i)	a merger, consolidation or reorganization, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned Corvus Nevada’s outstanding voting securities immediately prior to such transaction; or

(ii)	any transfer, sale or other disposition of all or substantially all of Corvus Nevada’s assets; or

(iii)	the acquisition, directly or indirectly, by any person or related group of persons (other than Corvus Nevada or a person that directly or indirectly, controls, is controlled by, or is under common control with, Corvus Nevada) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of securities possessing more than 50% of the total combined voting power of Corvus Nevada’s outstanding securities pursuant to a tender or exchange offer made directly to Corvus Nevada’s stockholders that the Board does not recommend such stockholders to accept.

In no event, however, shall a Change of Control be deemed to occur in connection with (i) a merger of Corvus Nevada, the sole purpose of which is to change the domicile of Corvus Nevada, or (ii) any public offering of common stock, the primary purpose of which is to raise capital.

(b)	“Just Cause” means any of the following:

(i)	any wilful failure by the consultant in the performance of any of the Services (as defined in the consulting agreement),

(ii)	the conviction of the consultant of a criminal or summary conviction offence related to the retainer of the consultant under the consulting agreement, or any act involving money or other property involving Corvus Nevada or any affiliate of Corvus Nevada which would constitute a crime in the jurisdiction involved,

(iii)	any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Corvus Nevada, any affiliate of Corvus Nevada or a supplier or service provider to Corvus Nevada or any affiliate of Corvus Nevada,

(iv)	the use of illegal drugs or the habitual and disabling use of alcohol or drugs,

(v)	any material breach of any of the terms of the consulting agreement by the consultant which breach remains uncured after the expiration of five (5) days following the delivery of written notice of such breach to the consultant by Corvus Nevada,

(vi)	any threatened or actual attempt by the consultant to secure any personal profit in connection with the business of Corvus Nevada or any affiliate of Corvus Nevada or any of their respective corporate opportunities, or the appropriation of a maturing business opportunity of Corvus Nevada or of any affiliate of Corvus Nevada,

(vii)	any act by the consultant which is materially injurious to Corvus Nevada or its business or that of any affiliate of Corvus Nevada, or

(viii)	conduct by the consultant amount to inattention to, or substandard performance of, Services in relation to the standards set out in the consulting agreement, which failure or conduct remains uncured after the expiration of ten (10) days following the delivery of written notice of such failure or conduct to the consultant by Corvus Nevada.

2.                  If, within a period of six (6) months of a Change of Control, Corvus Nevada terminates the consulting agreement for any reason other than as a result of:

(a)	Just Cause,

(b)	the consultant being; subject to reasonable allowances for sickness and unavoidable personal matters, unable or unwilling to provide the Services,

(c)	the consultant committing an act of bankruptcy, being adjudicated a bankrupt or otherwise becoming subject to the provisions of any applicable bankruptcy legislation, or a receiver, liquidator or receiver manager being appointed for the assets or business of the consultant, or

(d)	the consultant being, in the reasonable judgement of Corvus Nevada, unable to efficiently and competently perform and carry out the require Services under the consulting agreement,

then Corvus Nevada shall pay the consultant two (2) times the consultant’s annual consulting fee (the “Change of Control Severance Benefit”). The Change of Control Severance Benefit shall not include any bonus or incentive payment the consultant may receive or expect to receive in connection with the Services.

3.                  The multiplier applicable to Ms. Wu is shown below, along with the amount which would be payable to her had the severance payment been triggered at May 31, 2019 (being the end of the Company’s most recently completed financial year):

Named Executive Officer	Multiplier	May 31, 2019 Severance
Peggy Wu, Chief Financial Officer	2.0	$260,000

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all option-based awards outstanding for the NEOs as of May 31, 2019. The Company does not grant any share-based awards and accordingly there are no share-based awards outstanding.

Option-Based Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey Pontius, Director, Chief Executive Officer and President	220,000 150,000 250,000 275,000 158,175 -	- - - - 316,825 1,200,000	N/A	1.40 0.46 0.49 0.91 0.77 2.06	Sep. 08, 2019 Sep. 09, 2020 Nov. 13, 2020 Sep. 15, 2021 Jul. 31, 2022 Nov. 19, 2023
Peggy Wu, Chief Financial Officer	25,000 45,000 125,000 100,000 66,600 -	- - - - 133,400 300,000	N/A	1.40 0.46 0.49 0.91 0.77 2.06	Sep. 08, 2019 Sep. 09, 2020 Nov. 13, 2020 Sep. 15, 2021 Jul. 31, 2022 Nov. 19, 2023
Carl Brechtel, Chief Operating Officer	45,000 125,000 50,000 33,300 -	- - - 66,700 300,000	N/A	0.46 0.49 0.91 0.77 2.06	Sep. 09, 2020 Nov. 13, 2020 Sep. 15, 2021 Jul. 31, 2022 Nov. 19, 2023

Director Compensation

Effective September 1, 2011, the Board approved the payment of annual retainer and meeting fees to the non-management directors of the Company (in this case, the directors other than Mr. Pontius), in recognition of the fact that service as a director in an active resource exploration company such as the Company requires a significant commitment of time and effort, as well as the assumption of increasing liability. Until January 1, 2013, non-management directors received a monthly retainer fee of $1,000 ($12,000 per annum), plus an additional fee of $250 per Board or Board committee meeting attended in person or by conference telephone. The monthly retainer fee was subsequently increased to $1,500 ($18,000 per annum), effective January 1, 2013, then to $1,875 ($22,500 per annum), and effective January 1, 2015. There is additional compensation paid with respect to acting as the Chair of the audit committee and the Chair of the compensation committee of $625 per month ($7,500 per annum) effective January 1 2015. In addition, the Company reimburses all directors for their out-of-pocket costs incurred in attending Board meetings.

The following table sets forth the compensation granted to our directors who are not also executive officers during the fiscal year ended May 31, 2019. Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option award(1) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven Aaker	25,500	Nil	91,606	Nil	Nil	Nil	117,106
Catherine Gignac(2)	25,798	Nil	61,916	Nil	Nil	Nil	87,714
Ronald Largent(3)	11,420	Nil	60,414	Nil	Nil	Nil	71,834
Anton Drescher	33,000	Nil	91,606	Nil	Nil	Nil	124,606
Rowland Perkins	33,000	Nil	91,606	Nil	Nil	Nil	124,606
Edward Yarrow	26,500	Nil	91,606	Nil	Nil	Nil	118,106

1.	Fair value of incentive stock option grants calculated using the Black-Scholes model based on the following weighted average assumptions:

For the year ended May 31,	2019
Risk-free interest rate	2.224
Expected life of options	5 years
Annualized volatility	73.88%
Dividend yield	0%
Exercise price	2.06
Fair value per share	1.51

The Company believes that the Black-Scholes model is an appropriate model to use for calculating the fair value of incentive stock options because, while the model was originally developed for valuing publicly traded options as opposed to non-transferrable incentive stock options and requires management to make estimates, which are subjective and may not be representative of actual results (changes in assumptions can materially affect estimates of fair values), this model is used by most companies in the Company’s peer group and therefore represents an approach to valuation reasonably consistent with the Company’s peer group. It is important to remember that, while incentive stock options can have a significant theoretical value (such as those reported above); until the option is actually exercised and the resulting Common Shares can be sold at a profit, it has no value that can be realized by the holder. Commencing in 2012, the Company determined to move to a longer option period (5 years instead of 2) but to also introduce vesting provisions on the longer-term options, with 33.3% vesting on the date of grant, 33.3% vesting on the one-year anniversary of the date of grant and the balance vesting on the second-year anniversary of the date of grant. The values noted above reflect only the vested portions of options that have vesting provisions.

2.	Catherine Gignac resigned as a director on March 11, 2019.

3.	Ronald Largent was appointed as a director on March 11, 2019.

Other than the payment of directors’ fees as noted above, and the grant of incentive stock options at the discretion of the Board, the Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as a consultant or expert during the fiscal year ended May 31, 2019. Except as noted above, none of the Company’s current directors have received any manner of compensation for services provided in their capacity as directors, consultants or experts during the Company’s most recently completed financial year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Table of Equity Compensation Plan Information

The following table sets forth details of all equity compensation plans of the Company as of May 31, 2019, being the end of Company’s last completed financial year.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (1)
Equity Compensation Plans Approved by Securityholders(2)	10,000,000	$1.40	1,146,285
Equity Compensation Plans Not Approved By Securityholders	Nil	Nil	N/A
Total	10,000,000	$1.40	1,146,285

1.       As at May 31, 2019, being the Company’s last completed financial year.

2.       The only equity compensation plan of the Company is the Plan.

Table of Annual Burn Rate

The following table sets forth the annual burn rate of all equity compensation plans of the Company for the last three financial years, as of May 31, 2019, being the end of the Company’s last completed financial year. The annual burn rate is expressed as a percentage of number of securities granted under all equity compensation plans of the Company during the applicable financial year over the weighted average number of securities outstanding for the applicable financial year.

	Financial Year 2019	Financial Year 2018	Financial Year 2017
Number of Securities to be Issued Upon Exercise of Warrants and Rights Granted	Nil	Nil	Nil
Number of Securities to be Issued Upon Exercise of Options Granted	4,920,000	1,840,000	1,135,000
Weighted Average Number of Securities Outstanding	108,584,442	101,298,273	92,045,609
Burn Rate	4.53%	1.82%	1.23%

Incentive Stock Option Plan

The Company presently has adopted the Plan, which is a “rolling” stock option plan, which reserves a number equal to 10% of the then issued Shares (calculated as at the time of any particular stock option grant) for the grant of stock options. The Plan was accepted for filing by the TSX upon the listing of the Common Shares on the TSX in August 2010. On September 24, 2013 the Board adopted amendments to the 2010 Plan to reflect changes to the TSX policies on incentive stock option plans since the Plan was accepted for filing by the TSX, as well as to add provisions to deal with the withholding of tax on the exercise of options, and to generally update the wording of the Plan. The Plan was last approved by the Shareholders on October 12, 2016.

As at August 7, 2019, there are an aggregate of 11,196,284 incentive stock options available for grant (10.00%) of which 11,115,000 incentive stock options (99.27% of the issued capital as at such date) are currently outstanding and an additional 81,285 incentive stock options are available for grant (0.73% of the issued capital as at such date). As at May 31, 2019, there were an aggregate of 11,146,285 incentive stock options available for grant (10.0% of the issued capital as at such date) of which 10,000,000 incentive stock options were outstanding (8.97% of the issued capital as at such date) and an additional 1,146,285 incentive stock options were available for grant (1.03% of the issued capital as at such date).

On August 7, 2019, the Board approved certain amendments of a general housekeeping nature to the Plan (the “Plan Amendments”). The TSX conditionally approved the Plan Amendments on August 12, 2019. The Plan Amendments include (i) revisions to the grant limitations in section 5.1 to provide that the maximum equity value which may be granted to Non-Employee Directors (as defined in the Plan) under the Plan, together with all of the Company’s other previously established or proposed security based compensation arrangements, shall not exceed $150,000 in any fiscal year, of which not more than $100,000 may be in the form of incentive stock options granted under the Plan (the “Non-Employee Director Participation Limits”) and (ii) revisions to the term of the Plan such that the expiry date of the Plan will be deleted and section 19.2 shall be eliminated in its entirety. The Non-Employee Director Participation Limits do not apply where the Company is making an initial grant to a new Non-Employee Director upon that person joining the Board.

A brief description of the Plan is as follows:

1.	Options may be granted to Employees, Senior Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Plan) of the Company and its Affiliates (as defined in the Plan) who are, in the opinion of the Compensation Committee, in a position to contribute to the success of the Company or any of its Affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Compensation Committee, worthy of special recognition. The granting of options is entirely discretionary on the part of the Board.

2.	The aggregate number of Shares that may be made issuable pursuant to options granted under the Plan at any particular time (together with those Shares which may be issued pursuant to any other security-based compensation plan(s) of the Company or any other option(s) for services granted by the Company at such time), unless otherwise approved by Shareholders, may not exceed that number which is equal to 10% of the Shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Plan as its issued capital increases, even after the Plan has received regulatory acceptance and shareholder approval.

3.	The number of Shares subject to each option will be determined by the Board (based upon the recommendations of the Compensation Committee) at the time of grant, provided that:

(a)	the maximum aggregate number of Shares reserved for issuance pursuant to options granted under the Plan and any other share compensation arrangements of the Company for issuance to insiders at any particular time may not exceed 10% of the issued Shares at such time; and

(b)	the number of Shares issued to insiders pursuant to the Plan (together with any Shares issued to insiders pursuant to any other share compensation arrangements of the Company) within a twelve (12) month period may not exceed ten (10%) of the issued and outstanding number of Shares.

(c)	the maximum equity value which may be granted to Non-Employee Directors under the Plan, together with all of the Company’s other previously established or proposed security based compensation arrangements, shall not exceed $150,000 in any fiscal year, of which not more than $100,000 may be in the form of Options granted under this Plan (the “Non-Employee Director Participation Limits”). The Non-Employee Director Participation Limits do not apply where the Company is making an initial grant to a new Non-Employee Director upon that person joining the Board.

Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth under 3 above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the Board (based upon recommendations from the Compensation Committee) in their discretion, but such price will not be less than the greater of:

(a)	the closing price of the Shares on the TSX on the day prior to the option grant; and

(b)	the “volume weighted average trading price” (calculated by dividing the total value by the total volume of Shares traded on the TSX during the relevant period) of the Shares on the TSX for the five trading days immediately before the date of grant.

5.	Options may be exercisable for a period of up to 10 years from the date of grant. The Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the Compensation Committee, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls within a blackout period, then the expiry date will be the close of business on the tenth business day after the end of such blackout period. Alternatively, if the expiry date falls within two business days after the end of such a blackout period, then the expiry date will be the difference between 10 business days reduced by the number of business days between the expiry date and the end of such blackout period.

7.	The Plan does not provide for any specific vesting periods. The Board (on the recommendation of the Compensation Committee) may determine when any option will become exercisable and any applicable vesting periods, and may determine that an option shall be exercisable in instalments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the Shares thereby issued to such bid and the completion of, and consequent taking up of such Shares under, such bid or going private transaction.

9.	Options are non-assignable, except as specifically provided in the Plan in the event of the death of an optionee, and may, during his/her lifetime, only be exercised by the optionee.

10.	The exercise price per optioned share under an option may be reduced, at the discretion of the Board (upon the recommendation of the Compensation Committee), if:

(a)	at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX.

11.	The present policy of the Board is not to provide any financial assistance to any optionee in connection with the exercise of any option.

12.	The present policy of the Board is not to transform an option granted under the Plan into a stock appreciation right.

13.	If there is any change in the number of Shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the Shares, the number of Shares available under either the Plan, the Shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

14.	The Plan provides that, subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX), the Board may, at any time, without further action or approval by the Shareholders, amend the Plan or any option granted under the Plan in such respects as it may consider advisable and it may do so to:

(a)	ensure that the options granted under the Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which an optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any option or option agreement;

(d)	change vesting provisions of an option or the Plan;

(e)	change termination provisions of an option provided that the expiry date does not extend beyond the original expiry date;

(f)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

(g)	make any amendments required to comply with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(h)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan;

provided that Shareholder approval shall be obtained for any amendment that results in:

(i)	an increase in the Shares issuable under options granted pursuant to the Plan;

(j)	a change in the persons who qualify as participants eligible to participate under the Plan;

(k)	a reduction in the exercise price of an option;

(l)	the cancellation and reissuance of any option;

(m)	the extension of the term of an option;

(n)	a change in the insider participation limit contained in subsection 5.1(b) of the Plan;

(o)	options becoming transferable or assignable other than for the purposes described in section 10 of the Plan; and

(p)	a change in the amendment provisions contained in the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below presents, as of August 7, 2019, information regarding the beneficial ownership of our Shares with respect to each of our executive officers, each of our directors, all of our directors and executive officers as a group and our 5% or greater Shareholders. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Each individual or entity named has sole investment and voting power with respect to the Shares indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Shares subject to options or warrants that are currently exercisable or exercisable within 60 days from August 7, 2019 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Directors and Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares	Percent of Class
Ronald Largent Chair and Director Colorado, USA	141,600(6)	0.12%
Jeffrey Pontius Director and Chief Executive Officer Colorado, USA	4,753,716(1)	4.08%
Anton Drescher Director British Columbia, Canada	1,307,438(2)	1.12%
Rowland Perkins Director Alberta, Canada	401,600(3)	0.34%
Steve Aaker Director Oregon, USA	771,600(4)	0.66%
Edward Yarrow Director British Columbia, Canada	566,600(5)	0.49%
Peggy Wu, CPA, CA Chief Financial Officer British Columbia, Canada	749,700(7)	0.64%
Carl Brechtel Chief Operating Officer Colorado, USA	561,600(8)	0.48%
All Officers and Directors as a Group	9,253,854(9)	7.94%

(1)       Includes 1,211,350 incentive stock options exercisable within 60 days.

(2)       Includes 266,600 incentive stock options exercisable within 60 days.

(3)       Includes 266,600 incentive stock options exercisable within 60 days.

(4)       Includes 341,600 incentive stock options exercisable within 60 days.

(5)       Includes 341,600 incentive stock options exercisable within 60 days.

(6)       Includes 66,600 incentive stock options exercisable within 60 days.

(7)       Includes 428,200 incentive stock options exercisable within 60 days.

(8)       Includes 286,600 incentive stock options exercisable within 60 days.

(9)       Includes 3,209,150 incentive stock options exercisable within 60 days.

5% Shareholders

To the knowledge of the Company’s directors and officers, the following are the only persons or companies who beneficially own, directly or indirectly, or exercise control or discretion over, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company:

Name and Address of Shareholder	Number of Common Shares	Percentage of Issued and Outstanding
AngloGold Ashanti (U.S.A.) Exploration Inc.(1) 6300 S. Syracuse Way Suite 500 Centennial, CO 80111	21,986,449 (as reported on SEDI)	19.64%
Tocqueville Asset Management, L.P.(2) 40 West 57th Street, 19th Floor New York, NY 10019	21,917,509	19.58%
Van Eck Associates Corporation 66 Third Avenue, 9th Floor New York, NY 10017	10,650,450	9.51%

(1)	AngloGold Ashanti (U.S.A.) Exploration Inc. is an indirect wholly owned subsidiary of AngloGold Ashanti Limited, a South African public company whose securities are listed on the New York, Johannesburg, Ghanaian, London and Australian Stock Exchanges.

(2)	Tocqueville Asset Management, L.P. (“TAM”) is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “Accounts”). TAM does not itself own any securities of the Company, but has authority to exercise control or direction over certain securities of the Company as the investment advisor of the Accounts. The number of shares reported is based upon information provided by TAM.

Change in Control

The Company has no charter or by-law provisions that would delay, defer or prevent a change in control of the Company.

The Company is not aware of any arrangement that might result in a change in control in the future. To the Company’s knowledge there are no arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in the Company’s control.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Aggregate Indebtedness

No individual who is, or at any time during the last completed financial year was, a director, executive officer or employee of the Company, or any of its subsidiaries, or who is a proposed nominee for election as a director of the Company, or any of its subsidiaries, nor any of their respective associates or affiliates, has been, at any time since June 1, 2018 (being the beginning of the Company’s last completed financial year):

(a)	indebted to the Company or any of its subsidiaries; or

(b)	indebted to another entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company or any proposed director of the Company or any associate or affiliate of any informed person or proposed director, has, since June 1, 2018 (being the commencement of the Company’s last completed financial year) had any material interest, direct or indirect, in any transactions or proposed transactions which materially affected or would materially affect the Company or any of its subsidiaries.

As defined in National Instrument 51-102 – Continuous Disclosure Obligations “informed person” means:

(a)	a director or executive officer of the Company;

(b)	a director or executive officer of a person or corporation that is itself an informed person or subsidiary of the Company;

(c)	any person or corporation who beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company or a combination of both carrying more than 5 percent of the voting rights attached to all outstanding voting securities of the Company (other than voting securities held by the person or corporation as underwriter in the course of a distribution); and

(d)	the Company, if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

PROPOSAL THREE – appointment of auditor

The Audit Committee has recommended to the Board that the Company propose Crowe MacKay LLP, Chartered Professional Accountants, the incumbent auditors, to the Shareholders for re-election as the Company’s auditors for the financial year ending May 31, 2020. Accordingly, unless otherwise instructed by the Shareholder, the persons named in the form of proxy shall vote the Shares represented by the proxy in favour of the reappointment of Crowe MacKay LLP, Chartered Professional Accountants, as auditors of the Company and to authorize the Board to fix their remuneration through the Audit Committee.

Representatives of Crowe MacKay LLP are not expected to be present at the Meeting or be available to respond to questions from persons present at the Meeting. If representatives of Crowe MacKay LLP are present at the Meeting, the Chair of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

The auditors must be appointed and the approval of the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee must be passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

(I) THE APPOINTMENT OF CROWE MACKAY LLP AS THE AUDITOR OF THE COMPANY AND (II) THE PROPOSAL THAT THE AUDITOR’S REMUNERATION BE FIXED BY THE BOARD OF DIRECTORS THROUGH THE AUDIT COMMITTEE.

The following table sets forth information regarding the amount billed to us by our independent auditor, Crowe MacKay LLP for our two fiscal years ended May 31, 2019 and 2018, respectively:

	Years Ended May 31,
	2019	2018
Audit Fees	31,670	$25,000
Audit-Related Fees	10,034	9,400
Tax Fees	2,500	2,000
All Other Fees	9,100	Nil
Total	$53,304	$36,400

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for the fiscal year ended May 31, 2019 were pre-approved by the Audit Committee. The Audit Committee reviews with Crowe MacKay LLP whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board on August 26, 2010, as amended in 2015, which is reviewed annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Section 803(B)(2) the NYSE American Company Guide and “independent” and “financially literate” within the meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Anton Drescher as the “Audit Committee Financial Expert.”

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for Shareholder approval as the Company’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year ended May 31, 2019.

First, the Audit Committee discussed with Crowe MacKay LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Crowe MacKay LLP the independence of Crowe MacKay LLP and received from Crowe MacKay LLP the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Crowe MacKay LLP, the Company’s audited consolidated balance sheets at May 31, 2019, and consolidated statements of operations and comprehensive loss, cash flows and changes in equity for the fiscal year ended May 31, 2019.

Based on the discussions with Crowe MacKay LLP concerning the audit, the independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019.

Submitted by the Audit Committee Members

•	Anton Drescher
•	Edward Yarrow
•	Rowland Perkins

MANAGEMENT CONTRACTS

The management functions of the Company are not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as disclosed below, there were no reportable transactions with related parties, including 5% or greater security holders, during the two fiscal years ended May 31, 2019 and 2018.

Since the beginning of our fiscal year commencing on June 1, 2017, there have not been any, and there are currently no proposed transactions, in which the Company is a participant and any related party to the Company had, or will have, a direct or indirect material interest, and the amount involved exceeds US$92,000, except with respect to the compensation of our directors and executive officers (as disclosed under the Item “Executive Compensation”) and as follows:

1.	On June 7, 2018, the Company closed a non-brokered private placement equity financing of 1,730,770 Shares at CAD $2.60 per Share for gross proceeds of $4,500,002. AngloGold Ashanti (U.S.A.) Exploration Inc. purchased the Shares.

2.	On December 20, 2018, the Company closed a non-brokered private equity financing of 800,000 Shares at CAD $2.60 per Share for gross proceeds of $2,080,000. AngloGold Ashanti (U.S.A.) Exploration Inc. purchased the Shares.

In each case, the participation of the related parties was approved by the directors not participating in the financing and the price paid by each of such related parties, and the terms upon which each participated in the foregoing private placements, were the same as for all other placees.

Except as indicated herein, no officer, director, promoter, or affiliate of Timberline has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by Timberline through security holdings, contracts, options, or otherwise. In cases where we have entered into such related party transactions, we believe that we have negotiated consideration or compensation that would have been reasonable if the party or parties were not affiliated or related.

Policy for Review of Related Party Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board pursuant to the Audit Committee’s charter.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

PROPOSAL FOUR - APPROVAL OF UNALLOCATED INCENTIVE STOCK OPTIONS UNDER THE PLAN

On July 8, 2010, the Company adopted a “rolling” stock option plan reserving, for the grant of incentive stock options, a maximum number of common shares equal to 10% of the issued common shares at the time of any stock option grant. The Plan was subsequently approved by the TSX (subject to approval of the shareholders) on July 28, 2010 and was approved by the shareholders on August 12, 2010.

On September 24, 2013, the Board adopted amendments to the Plan to reflect changes to the TSX policies on incentive stock option plans since the Plan was accepted for filing by the TSX, as well as to add provisions to deal with the withholding of tax on the exercise of options, and to generally update the wording of the Plan. The shareholders approved these amendments at the meeting held on October 29, 2013.

On August 7, 2019, the Board adopted amendments to the Plan to include the Non-Employee Director Participation Limits and remove the Plan’s expiry date.

A description of the Plan, as amended in 2013 and further amended in 2019, is set out below and a copy of the Plan, is attached as Schedule “B” to this Information Circular.

Since the Plan does not have a fixed maximum aggregate of securities issuable, Section 613 of the TSX Company Manual requires that unallocated options, rights or other entitlements under the Plan must be re-approved by the shareholders every three years. The unallocated options were most recently approved by shareholders on October 20, 2016 and, therefore, the Company must seek re-approval by the shareholders at the Meeting. The allowable votes with respect to this proposal are “For,” “Against” and “Withhold”.

If approval is not received from the TSX, the Company may not grant any options or reallocate expired options until approval has been received. All outstanding options will be unaffected if approval is not received.

THE BOARD RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING ALL UNALLOCATED OPTIONS UNDER THE PLAN.

Purpose of the Plan

The Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

General Description of the Plan

The Plan is administered by the Compensation Committee of the Board (“CC”). Options are granted by the Board based upon the recommendations of the CC. The following is a brief description of the Plan, as amended, which description is qualified in its entirety by the Plan attached as Schedule “B”.

Purpose of the Plan

The Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

General Description of the Plan

The Plan is administered by the Compensation Committee of the Board (“CC”). Options are granted by the Board based upon the recommendations of the CC. The following is a brief description of the Plan, as amended, which description is qualified in its entirety by the Plan.

1.	Options may be granted to Employees, Senior Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Plan) of the Company and its affiliates who are, in the opinion of the CC, in a position to contribute to the success of the Company or any of its affiliates.

2.	The aggregate number of common shares that may be made issuable pursuant to options granted under the Plan at any particular time (together with those common shares which may be issued pursuant to any other security-based compensation plan(s) of the Company or any other option(s) for services granted by the Company at such time), unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the common shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Plan as its issued capital increases, even after the Plan has received regulatory acceptance and shareholder approval.

3.	The number of common shares subject to each option will be determined by the Board at the time of grant (based upon the recommendations of the CC), provided that:

(a)	the maximum aggregate number of common shares reserved for issuance pursuant to options granted under the Plan and any other share compensation arrangements of the Company for issuance to insiders at any particular time may not exceed 10% of the issued common shares at such time;

(b)	the number of common shares issued to Insiders pursuant to the Plan (together with any common shares issued to insiders pursuant to any other share compensation arrangements of the Company) within a twelve (12) month period may not exceed ten (10%) of the issued and outstanding number of common shares; and

(c)	the maximum equity value which may be granted to Non-Employee Directors under the Plan, together with all of the Company’s other previously established or proposed security based compensation arrangements, shall not exceed $150,000 in any fiscal year, of which not more than $100,000 may be in the form of Options granted under this Plan. The Non-Employee Director Participation Limits do not apply where the Company is making an initial grant to a new Non-Employee Director upon that person joining the Board.

Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the Board in its discretion (based on the recommendation of the CC), but such price shall be not less than the greater of:

(a)	the “volume weighted average trading price” - calculated by dividing the total value by the total volume of common shares traded on the TSX during the relevant period - of the common shares on the TSX for the five trading days immediately prior to the date of grant); and

(b)	the closing price of the common shares on the TSX on the day prior to the option grant.

5.	Options may be exercisable for a period of up to ten years from the date of grant. The Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee (for whatever reason) or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the CC, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls within a blackout period, then the expiry date will be the close of business on the tenth business day after the end of such blackout period. Alternatively, if the expiry date falls within two business days after the end of such a blackout period, then the expiry date will be the difference between 10 business days reduced by the number of business days between the expiry date and the end of such blackout period.

7.	The Plan does not provide for any specific vesting periods. The Board may (based on the recommendation(s) of the CC), at the time of grant of an option, determine when that option will become exercisable and any applicable vesting periods, and may determine that that option will be exercisable in installments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the common shares thereby issued to such bid and the completion of, and consequent taking up of such common shares under, such bid or going private transaction.

9.	Options are non-assignable, except as specifically provided in the Plan in the event of the death of an optionee, and may, during his/her lifetime, only be exercised by the optionee.

10.	The exercise price per optioned share under an option may be reduced, at the discretion of the Board (upon the recommendation of the CC), if:

(a)	at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX.

11.	The present policy of the Board is not to provide any financial assistance to any optionee in connection with the exercise of any option.

12.	The present policy of the Board is not to transform an option granted under the Plan into a stock appreciation right.

13.	If there is any change in the number of common shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the common shares, the number of shares available under the Plan, the shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

14.	The Plan provides that, subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Plan, any option granted under the Plan and any relevant option agreement, in such respects as it may consider advisable and it may do so to:

(a)	ensure that the options granted under the Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which an optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any option or option agreement

(d)	change vesting provisions of an option or the Plan;

(e)	change termination provisions of an option provided that the expiry date does not extend beyond the original expiry date;

(f)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

(g)	make any amendments required to comply with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(h)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan;

provided that shareholder approval shall be obtained for any amendment that results in:

(i)	an increase in the common shares issuable under options granted pursuant to the Plan;

(j)	a change in the persons who qualify as participants eligible to participate under the Plan;

(k)	a reduction in the exercise price of an option;

(l)	the cancellation and reissuance of any option;

(m)	the extension of the term of an option;

(n)	a change in the insider participation limit contained in subsection 5.1(b);

(o)	options becoming transferable or assignable other than for the purposes described in section 10; and

(p)	a change in the amendment provisions contained in section 16.

Outstanding Options

As at August 7, 2019, there were incentive stock options outstanding under the Plan to purchase an aggregate of 11,115,000 common shares, representing 99.27% of the available options, and 9.92% of the issued capital, as at that date, all of which are governed by the Plan. As at August 7, 2019, a total of 11,196,285 options (representing 10% of the outstanding capital as at that date) are permitted to be granted under the Plan, and therefore an additional 81,285 options (representing 0.73% of the outstanding capital as at that date) are available for grant under the Plan as at that date (and will be available under the Plan, subject to the approval thereof by the shareholders at the Meeting). There were no amendments to the terms of any previously granted options during the financial year ended May 31, 2019. None of the unallocated shares underlying options are currently designated to be issued to any of the Company’s executive officers, directors or employees. As the granting of awards is at the discretion of the Compensation Committee as approved by the Board, it is not currently possible to determine the number or amount of option grants that may be made to the Company’s executive officers, directors or employees.

Shareholder Approval

The shareholders of the Company will be asked to consider, and if thought fit, pass the following ordinary resolution, in substantially the following form, approving all unallocated incentive stock options under the Plan:

Approval of all unallocated incentive stock options under the Plan

“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	the unallocated options issuable pursuant to the 2010 incentive stock option plan of the Company, as amended on September 24, 2013 and as further amended on August 7, 2019 (as described in the management information circular) (the “Plan”) be and are hereby approved, authorized and confirmed until October 3, 2022; and

2.	any one director of the Company be and is hereby authorized to take all necessary steps and proceedings, and to execute, deliver and file any and all applications, declarations, documents and other instruments, and do all such other acts or things (whether under corporate seal of the Company or otherwise) that may be necessary or desirable to give effect to this resolution, without the approval of or further authority from the shareholders of the Company.

The Board considers that the ability to grant incentive stock options is an important component of its compensation strategy and is necessary to enable the Company to compete for and attract and retain qualified directors, officers, employees and consultants in the industry in which the Company operates. The Board therefore recommends that shareholders vote “For” the resolution approving the unallocated incentive stock options under the Plan. If approval is obtained at the Meeting, the Company will not be required to seek further approval of the grant of unallocated stock options under the Plan until the Company’s 2022 annual general meeting (provided such meeting is held before October 3, 2022). If approval is not obtained at the Meeting, the Company must not grant any further stock options under the Plan and stock options which are outstanding as of the date of the Meeting and are subsequently cancelled, terminated or exercised will not be available for a new grant of incentive stock options; however, all options that have been granted before October 20, 2019 but not yet exercised will continue unaffected.

Certain Canadian Federal Income Tax Considerations for U.S.

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980), as amended (the “Convention”) generally applicable to a beneficial owner of Common Shares who at all relevant times: (i) is a resident of the United States for purposes of the Convention and a “qualifying person” within the meaning of the Convention; (ii) is neither resident nor deemed to be resident in Canada for purposes of the Canadian Tax Act; (iii) does not use or hold, and will not be deemed to use or hold, Common Shares in a business carried on in Canada; (iv) deals at arm’s length with Corvus and is not affiliated with Corvus for purposes of the Canadian Tax Act; and (v) holds the Common Shares as capital property within the meaning of the Canadian Tax Act (each such holder, a “US Resident Holder”). Generally, the Common Shares will be considered to be capital property to a US Resident Holder unless the US Resident Holder holds or uses such shares or is deemed to hold or use such shares in the course of carrying on a business of trading or dealing in securities or has acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure in the nature of trade.

In some circumstances, persons deriving amounts from the Common Shares through entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may be entitled to benefits under the Convention. US Resident Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

This summary is not applicable to a US Resident Holder: (a) that is a “financial institution” (as defined in the Canadian Tax Act) for the purposes of the mark-to-market rules contained in the Canadian Tax Act; (b) that is a “specified financial institution” (as defined in the Canadian Tax Act); (c) an interest in which would be a “tax shelter investment” (as defined in the Canadian Tax Act); (d) that makes or has made a functional currency reporting election pursuant to Section 261 of the Canadian Tax Act; (e) that has entered into or will enter into, a “derivative forward agreement” (as defined in the Canadian Tax Act) in respect of the Common Shares; (f) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement” (as defined in the legislative proposals to amend the Canadian Tax Act released on July 31, 2015); or (g) that acquired Common Shares pursuant to an employee stock option. Moreover, this summary does not apply to a US Resident Holder: (i) that is an insurer that carries on an insurance business in Canada and elsewhere; or (ii) that is an “authorized foreign bank” (as defined in the Canadian Tax Act. Such US Resident Holders should consult their own advisers. This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, the current provisions of the Convention, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). This summary does not anticipate or take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, except only the specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted in the form proposed, but no assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares. The following summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular US Resident Holder. US Resident Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances. This summary is qualified accordingly.

Taxation of Dividends

Dividends paid or credited, or deemed to be paid or credited, to a US Resident Holder on the Common Shares are subject to Canadian withholding tax under the Canadian Tax Act at a rate of 25% of the gross amount of such dividends, unless the rate is reduced under the Convention. Under the Convention, a US Resident Holder that is entitled to the benefits of the Convention will generally be subject to Canadian withholding tax at a rate of 15% of the gross amount of such dividends. This rate is reduced to 5% in the case of a US Resident Holder that is the beneficial owner of the dividends and that is a company that owns beneficially at least 10% of the voting stock of Corvus. Under the Convention, dividends may be exempt from such Canadian withholding tax if paid to certain US Resident Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

Disposition of Common Shares

Generally, a US Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such US Resident Holder on a disposition of Common Shares unless the Common Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the US Resident Holder at the time of the disposition and the Common Shares do not constitute “treaty-protected property” to the US Resident Holder pursuant to the Convention. Generally, as long as the Common Shares are then listed on a “designated stock exchange” as defined in the Canadian Tax Act (which currently includes the TSX), the Common Shares will not constitute taxable Canadian property to a US Resident Holder, unless at any time during the 60-month period immediately preceding the disposition of the Common Shares the following two conditions are met concurrently: (a) the US Resident Holder, persons with whom the US Resident Holder did not deal at arm’s length, a partnership in which the US Resident Holder or a non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships, or the US Resident Holder together with such persons or partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Corvus; and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Canadian Tax Act), and options in respect of or interests in, or for civil law rights in, any such properties (whether or not such property exists).

Even if the Common Shares are taxable Canadian property to a US Resident Holder, any capital gain realized on the disposition or deemed disposition of such Common Shares will not be subject to tax under the Canadian Tax Act if the Common Shares are “treaty-protected property”. Under the Convention, the Common Shares of a US Resident Holder will generally constitute “treaty-protected property” for purposes of the Canadian Tax Act at a particular time unless the value of the Common Shares at such time is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

US Resident Holders should consult their own tax advisors as to whether their Common Shares constitute taxable Canadian property or treaty-protected property.

Certain United States Federal Income Tax Considerations for U.S. Holders

The following is a brief summary of certain United States federal income tax consequences with respect to the issuance and exercise of options granted under the Plan. This summary does not describe all federal tax consequences, including the consequences of owning and selling the Common Shares, nor does it describe state, local or foreign tax consequences.

Scope of This Disclosure

This summary does not address the U.S. federal income tax consequences of participation in the Plan by a non-U.S. Participant. For purposes of this summary, a "U.S. Participant" is a participant in the 2010 Plan who is either a citizen of the U.S. or a resident alien of the U.S. for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and the Canada-U.S. Tax Convention. For purposes of this summary, a "non-U.S. Participant" is a participant in the 2010 Plan who is not a U.S. Participant.

Tax Consequences With Respect to Options

The following is a summary of certain anticipated material U.S. federal income tax consequences with respect to options granted pursuant to Plan. This summary is based on the Code, Treasury Regulations, published IRS rulings, published administrative positions of the IRS. The options granted under the 2010 Plan are not intended to qualify as "incentive stock options" under Section 422 of the Code. Accordingly, the options should be treated as "non-qualified stock options". In general, the following tax consequences will apply to U.S. Participants:

•	Grant. U.S. Participants will not recognize any taxable income at the time an option is granted.

•	Exercise. Upon the exercise of an option, exercising U.S. Participants will recognize ordinary income in the amount by which the fair market value of the Common Shares at the time of exercise exceeds the option exercise price, and Company generally will be entitled at that time to an income tax deduction for the same amount. If a U.S. Participant is an employee or former employee this income may be subject to income and payroll tax withholding.

•	Tax Basis of the Acquired Common Shares. If a U.S. Participant pays the exercise price in cash, the U.S. Participant's original tax basis in the Common Shares received upon exercise will equal the sum of (1) the option exercise price plus (2) the amount such a U.S. Participant is required to recognize as income as a result of the exercise. If the U.S. Participant pays the exercise price by tendering other Common Shares, the U.S. Participant will not recognize gain or loss on the tendered Common Shares, but the original tax basis for an equal number of Common Shares acquired upon exercise of the option will be the same as the adjusted tax basis for the tendered Common Shares. The remaining acquired Common Shares will have an original tax basis equal to (a) the sum of the amount of the exercise price paid in cash, if any, plus (b) any amount the U.S. Participant is required to recognize as income as a result of the option exercise.

•	Holding Period. Subject to the “passive foreign investment company” rules under sections 1291 – 1298 of the Code, the holding period for Common Shares acquired upon exercise of an option, for purposes of determining whether any capital gain or loss on a holder's subsequent sale is long-term or short-term, shall begin at the time of the exercise of the option (or, in the case of an officer or director who does not make the Section 83(b) election described below, on the date up to six months later when ordinary income is recognized).

SHAREHOLDER PROPOSALS

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Company is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary date of the Company’s management information and proxy circular released to the Shareholders in connection with the previous year’s annual general meeting. However, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual and special meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Company will be April 23, 2020. If a shareholder proposal is not submitted to the Company by July 14, 2019, the Company may still grant discretionary proxy authority to vote on a shareholder proposal, if such proposal is received by the Company by July 7, 2020 in accordance with Rule 14a-4(c)(1) of Regulation 14A of the Exchange Act.

In addition, there are (i) certain requirements relating to shareholder proposals contained in the BCBCA; and (ii) certain requirements relating to the nomination of directors contained the Articles of the Company. A Shareholder wishing to make a proposal for consideration at an annual and special meeting of the Company or wishing to nominate a person to act as a director of the Company should ensure they follow the applicable procedures set forth in the BCBCA and the Articles of the Company.

ANY OTHER MATTERS

Management of the Company knows of no matters to come before the meeting other than those referred to in the Notice of Meeting accompanying this Information Circular. However, if any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The regulations regarding the delivery of copies of proxy materials and annual reports to Shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple Shareholders who share the same address under certain circumstances. Shareholders who hold their Shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a Shareholder wishes to revoke such a consent previously provided to a broker, the Shareholder must contact the broker to revoke the consent. In any event, if a Shareholder wishes to receive a separate Information Circular and accompanying materials for the Meeting, or the Company’s Annual Report on Form 10-K for the year ended May 31, 2019, the Shareholder may receive copies by contacting the Corporate Secretary at Suite 1750 – 700 West Pender Street, Vancouver, B.C., CANADA V6C 1G8. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding Shares through a broker can request a single copy by contacting the broker.

ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on SEDAR at www.sedar.com under “Company Profiles – Corvus Gold Inc.” Information on the Company’s website is not incorporated herein by reference. The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and interim period and may be viewed on SEDAR at the location noted above. Shareholders of the Company may request copies of the Company’s financial statements and related management discussion and analysis by contacting the Corporate Secretary of the Company at Suite 1750 – 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8.

APPENDICES

Appendix A – Form of Proxy

BOARD OF DIRECTORS APPROVAL

The undersigned hereby certifies that the contents and sending of this Information Circular to the Shareholders of the Company have been approved by the Board.

DATED at Vancouver, British Columbia, this 7th day of August, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

“JEFFERY A. PONTIUS”
President and Chief Executive Officer

SCHEDULE “A”

Form of Proxy

Corvus GOLD INC

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

Fold

This Form of Proxy is solicited by and on behalf of Management and the Board of Directors

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management and the Board of Directors to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management and the Board of Directors.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof, except as limited by applicable law.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management and the Board of Directors.

Fold

Proxies submitted must be received by 3:00 pm, PDT, on Tuesday, October 1, 2019

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We being holder(s) of Corvus Gold Inc. hereby appoint(s): Ronald Largent, or failing him, Jeffrey A. Pontius

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of Corvus Gold Inc. to be held at 1750 - 700 West Pender Street, Vancouver, BC V6C 1G8 on Thursday, October 3, 2019 at 3:00 pm, PDT and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against
1. **Number of Directors** To Set the Number of Directors at Six (6).	☐	☐

2. **Election of Directors**

	For	Withhold		For	Withhold		For	Withhold
01. Steven Aaker	☐	☐	02. Anton Drescher	☐	☐	03. Ronald Largent	☐	☐
04. Rowland Perkins	☐	☐	05. Jeffrey Pontius	☐	☐	06. Edward Yarrow	☐	☐

Fold

	For	Withhold
3. **Appointment of Auditors** Appointment of Crowe MacKay LLP, Chartered Professional Accountants as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

	For	Against
4. **Approval of Unallocated Incentive Stock Options Under the Plan** To approve all unallocated incentive stock options under the Incentive Stock Option Plan of the Company as set out in the accompanying management information circular.	☐	☐

Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

O V S Q 2 9 8 5 0 0 A R 0

SCHEDULE “B”

Plan

CORVUS GOLD INC.

(the “Company”)

AMENDED 2010 INCENTIVE STOCK OPTION PLAN

1.	Objectives

1.1	The Plan is intended as an incentive to enable the Company to:

(a)	attract and retain qualified directors, officers, employees and consultants of the Company and its Affiliates;

(b)	promote a proprietary interest in the Company and its Affiliates among its employees, officers, directors and consultants; and

(c)	stimulate the active interest of such persons in the development and financial success of the Company and its Affiliates.

2.	Definitions

2.1	As used in the Plan, the terms set forth below shall have the following respective meanings:

(a)	“Affiliate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

(b)	“Associate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

(c)	“Board” means the board of directors of the Company;

(d)	“Compensation Committee” means the Compensation Committee of the Board;

(e)	“Consultant” shall have the meaning set forth in National Instrument 45-106, as may be amended or superseded from time to time;

(f)	“Company” means Corvus Gold Inc., a company governed by the Business Corporations Act (British Columbia), and its successor corporations;

(g)	“Director” means a member of the Board;

(h)	“Employee” means an employee of the Company or any of its Affiliates and includes:

(i)	an individual who is (or would be if he were employed in Canada) considered an employee of the Company or any of its Affiliates under the Income Tax Act (Canada);

(ii)	an individual who works full-time for the Company or any of its Affiliates providing services normally provided by an employee and who is subject to the same direction and control by the Company or such Affiliate over the details and methods of work as an employee of the Company or such Affiliate; and

(iii)	an individual who works for the Company or any of its Affiliates on a continuing and regular basis for a minimum amount of time per week or month providing services normally provided by an employee and who is subject to the same control and direction by the Company or such Affiliate over the details of work as an employee of the Company or such Affiliate;

(i)	“Insider” has the meaning ascribed thereto in the TSX Company Manual;

(j)	“Management Company Employee” means a person who is employed by a person providing management services to the Company or an Affiliate of the Company (but not including an employee who provides promotional or investor relations services);

(k)	“Non-Employee Director” means a director of the Company or of an Affiliate of the Company who is not an Employee or an Officer;

(l)	“Officer” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

(m)	“Option” means an option to purchase Shares granted under or subject to the terms of the Plan;

(n)	“Option Agreement” means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option;

(o)	“Option Period” means the period for which an Option is granted;

(p)	“Optioned Shares” means the Shares for which an Option is or may become exercisable;

(q)	“Optionee” means a person to whom an Option has been granted under the terms of the Plan or who holds an Option that is otherwise subject to the terms of the Plan;

(r)	“Plan” means this 2010 Incentive Stock Option Plan of the Company;

(s)	“Securities Act” means the Securities Act (British Columbia), R.S.B.C. 1996 c. 418, as amended from time to time;

(t)	“Shares” means common shares without par value in the capital stock of the Company as the same are presently constituted;

(u)	“TSX” means the Toronto Stock Exchange or any successor thereto; and

(v)	“U.S. Participant” means an individual whose Option is subject to U.S. federal income tax.

3.	Administration of the Plan

3.1	The Plan shall be administered by the Compensation Committee, which will have the duties and responsibilities in respect thereof as set out in the Company’s Compensation Committee Charter. Notwithstanding the existence of the Compensation Committee, the Board itself will retain independent and concurrent power to undertake any action hereunder delegated to the Compensation Committee, whether with respect to the Plan as a whole or with respect to individual Options granted or to be granted under the Plan.

3.2	Subject to the limitations of the Plan, the Board, based upon the recommendation(s) of the Compensation Committee, shall have full power to grant Options, to determine the terms, limitations, restrictions and conditions respecting such Options and to settle, execute and deliver Option Agreements and bind the Company accordingly, to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper and to reserve, allot, fix the price of and issue Shares pursuant to the grant and exercise of Options, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan.

3.3	Any decision of the Board or Compensation Committee in the interpretation and administration of the Plan shall lie within its absolute discretion and shall be final, conclusive and binding on all parties concerned. No Director or member of the Compensation Committee shall be liable for anything done or omitted to be done by such Director or member, by any other member of the Compensation Committee or by any officer of the Company, in connection with the performance of any duties under the Plan, except those which arise from such Director’s or member’s own wilful misconduct or as expressly provided by statute.

3.4	The Company shall pay all administrative costs of the Plan.

4.	Eligibility for Options

4.1	Options may be granted to Employees, Officers, Directors (including Non-Employee Directors), Management Company Employees, and Consultants of the Company and its Affiliates who are, in the opinion of the Compensation Committee, in a position to contribute to the success of the Company or any of its Affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Compensation Committee, worthy of special recognition. Except as may be otherwise set out in this Plan, the granting of Options is entirely discretionary. Nothing in this Plan shall be deemed to give any person any right to participate in this Plan or to be granted an Option and the designation of any Optionee in any year or at any time shall not require the designation of such person to receive an Option in any other year or at any other time. The Compensation Committee shall consider such factors as it deems pertinent in reviewing, and making recommendations to the Board in connection with, the granting of Options, including, without limitation, the recommendation(s) of the Company’s Chief Executive Officer in connection therewith.

4.2	Subject to any applicable regulatory approvals/acceptances, Options may also be granted under the Plan in substitution for outstanding options of one or more other companies in connection with a plan of arrangement or exchange, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other companies the Company or any of its Affiliates.

5.	Number of Shares Reserved under the Plan

5.1	The number of Shares that may be reserved for issuance under the Plan is limited as follows:

(a)	the maximum aggregate number of Shares which may be made issuable pursuant to the exercise of Options granted under the Plan at any particular time (together with those Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company at such time) shall be a maximum of ten percent (10%) of the number of issued and outstanding Shares at such time, provided that if any Option subject to the Plan is exercised, forfeited, expires, is terminated or is cancelled for any reason whatsoever, then the Shares previously subject to such Option are automatically reloaded and available for future Option grants;

(b)	if and for so long as the Shares are listed on the TSX:

(i)	the maximum aggregate number of Shares that may be reserved under the Plan or other share compensation arrangements of the Company for issuance to Insiders at any particular time shall not exceed ten percent (10%) of the issued and outstanding number of Shares at such time; and

(ii)	the number of Shares issued to Insiders pursuant to the Plan (together with any Shares issued to Insiders pursuant to any other share compensation arrangements of the Company) within a twelve (12) month period shall not exceed ten (10%) percent of the issued and outstanding number of Shares; and

(c)	the maximum equity value which may be granted to Non-Employee Directors under the Plan, together with all of the Company’s other previously established or proposed security based compensation arrangements, shall not exceed $150,000 in any fiscal year, of which not more than $100,000 may be in the form of Options granted under this Plan (the “Non-Employee Director Participation Limits”). The Non-Employee Director Participation Limits do not apply where the Company is making an initial grant to a new Non-Employee Director upon that person joining the Board.

6.	Number of Optioned Shares per Option

6.1	Subject always to the limitations in subsection 5.1, the number of Optioned Shares under an Option shall be determined by the Compensation Committee, in its discretion, at the time such Option is granted, taking into consideration the Optionee’s present and potential contribution to the success of the Company and taking into account all other Options then held by such Optionee.

7.	Price

7.1	The exercise price per Optioned Share under an Option shall be determined by the Compensation Committee, in its discretion, at the time such Option is granted, but such price shall be not less than the greater of:

(a)	the closing price of the Shares on the TSX on the trading day immediately preceding the day on which the Option is granted (provided that if there are no trades on such day then the last closing price within the preceding ten trading days will be used, and if there are no trades within such ten-day period, then the simple average of the bid and ask prices on the trading day immediately preceding the day of grant will be used); and

(b)	the volume weighted average trading price (calculated by dividing the total value by the total volume of Shares traded on the TSX during the relevant period) of the Shares on the TSX for the five (5) trading days immediately prior to the date of grant.

7.2	The exercise price at which, and the number of optioned securities for which, an outstanding Option may be exercised following a subdivision or consolidation of the Shares shall be subject to adjustment in accordance with section 11.

7.3	The exercise price per Optioned Share under an Option may be reduced at the discretion of the Compensation Committee if:

(a)	at least six (6) months has elapsed since the later of the date such Option was granted and the date the exercise price for such Option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX;

provided that none of the conditions in this subsection 7.2 shall apply in the case of an adjustment made under section 11 and that, notwithstanding anything to the contrary in this subsection 7.2, in no event will the exercise price of an Option held by a U.S. Participant be reduced below the fair market value of a Share on the date of such repricing.

8.	Option Period and Exercise of Options

8.1	The Option Period for an Option shall be determined by the Board, based on the recommendation of the Compensation Committee, at the time the Option is granted and may be up to ten (10) years from the date the Option is granted. At the time an Option is granted, the Compensation Committee may determine that, with respect to that Option, upon the occurrence of one of the events described in subsection 10.1 there shall come into force a time limit for exercise of such Option which is different than the Option Period, and in the event of such a determination, the Option Agreement for such Option shall contain provisions which specify the events and time limits related to that determination. Subject to the applicable maximum Option Period provided for in this subsection 8.1 and subject to applicable regulatory requirements and approvals/acceptances, the Compensation Committee may extend the Option Period of an outstanding Option beyond its original expiration date, provided that shareholder approval, including disinterested shareholder approval if required by the TSX, is obtained.

8.2	The Compensation Committee may determine when any Option will become exercisable and may determine that the Option shall be exercisable in installments.

8.3	If there is a takeover bid or tender offer made for all or any of the issued and outstanding Shares, then the Board may, in its sole and absolute discretion and if permitted by applicable legislation and the rules and policies of any stock exchange or regulatory body having jurisdiction over the securities of the Company, unilaterally determine that outstanding Options, whether fully vested and exercisable or subject to vesting provisions or other limitations on exercise, shall be conditionally exercisable in full to enable the Optioned Shares subject to such Options to be conditionally issued and tendered to such bid or offer, subject to the conditions that if the bid or offer is not duly completed the exercise of such Options and the issue of such Shares will be rescinded and nullified and the Options, including any vesting provisions or other limitations on exercise which were in effect, will be re-instated.

8.4	The vested portions of Options will be exercisable, in whole or in part, at any time after vesting. If an Option is exercised for fewer than all of the Optioned Shares for which the Option has then vested, the Option shall remain in force and exercisable for the remaining Optioned Shares for which the Option has then vested, according to the terms of such Option.

8.5	The exercise of any Option will be contingent upon receipt by the Company of payment in full for the exercise price of the Shares being purchased in cash by way of certified cheque or bank draft or other method of payment acceptable to the Company. Neither an Optionee nor the legal representatives, legatees or distributees of such Optionee will be, or will be deemed to be, a holder of any Shares subject to an Option under the Plan unless and until:

(a)	certificates for such Shares are issuable to the Optionee or such other persons pursuant to the Option or the Plan; or

(b)	such Shares are registered in the name of the Optionee or such other persons pursuant to the Option or the Plan in accordance with any system of direct registration that may be adopted by the Company.

8.6	Notwithstanding the provisions of subsection 8.1 or the date of expiration of an Option determined in accordance with this Plan (“Fixed Term”), the date of expiration of an Option will be adjusted, without being subject to Board or Compensation Committee discretion, to take into account any blackout period imposed on the Optionee by the Company as follows:

(a)	if the Fixed Term expiration date falls within a blackout period imposed on the Optionee by the Company, then the Fixed Term expiration date is extended to the close of business on the tenth (10th) business day after the end of such blackout period (the “Blackout Expiration Term”); or

(b)	if the Fixed Term expiration date falls within two (2) business days after the end of a blackout period imposed on the Optionee by the Company, then the Fixed Term expiration date will be that date which is the Blackout Expiration Term reduced by that number of business days between the Fixed Term expiration date and the end of such blackout period (i.e. Options whose Fixed Term expires two (2) business days after the end of the blackout period will only have an additional eight (8) business days to exercise).

8.7	Unless registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and any applicable state securities laws, the Options and the Optioned Shares underlying the Options granted pursuant to this Plan to an Optionee in the United States or an Optionee that is a U.S. Person (as defined in Regulation S under the U.S. Securities Act) shall be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act and the Optioned Shares shall not be offered, sold or transferred absent registration under the U.S. Securities Act and any applicable state securities laws or an available exemption from such registration requirements. No Option may be granted or exercised, and no Optioned Shares shall be issued, in the United States or by or to, or for the account or benefit of, a U.S. Person or person in the United States unless the grant of the Option or the exercise of the Option and the issuance of the Optioned Shares, as the case may be, has been registered under the U.S. Securities Act and any applicable state securities laws or there is an available exemption from such registration requirements.

8.8	Absent registration under the U.S. Securities Act, all Options issued into the United States or to a U.S. Person will contain a provision substantially to the following effect:

“The Options and the Common Shares issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States. The Options may not be exercised in the United States or by or for the account or benefit of a U.S. Person or a person in the United States and the underlying Common Shares may not be delivered within the United States unless the underlying Common Shares to be delivered upon exercise of these Options have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. “United States” and “U.S. Person” are used herein as such terms are defined by Regulation S under the U.S. Securities Act.”

8.9	Absent registration under the U.S. Securities Act, all certificates representing the Optioned Shares issued to an Optionee in the United States or an Optionee that is a U.S. Person under this Plan shall bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE HOLDER HEREOF AGREES THAT THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (D) ABOVE, WHERE THE HOLDER HAS PROVIDED A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE SATISFACTION OF THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.”,

provided, that if the Optioned Shares are being sold under clause (C) above, at a time when the Company is a “foreign issuer” as defined in Rule 902 of Regulation S under the U.S. Securities Act, the legend set forth above may be removed by providing a declaration to the Company and its transfer such evidence of exemption as the Company or its transfer agent may from time to time prescribe, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

9.	Stock Option Agreement

9.1	Upon the grant of an Option to an Optionee, the Company and the Optionee shall enter into an Option Agreement setting out the number of Optioned Shares subject to the Option, the Option Period and, if applicable, any termination date fixed under subsection 8.1 and any vesting schedule fixed under subsection 8.2 for the Option, and incorporating the terms and conditions of the Plan and any other requirements of regulatory authorities and stock exchanges having jurisdiction over the securities of the Company, together with such other terms and conditions as the Compensation Committee may determine in accordance with the Plan.

10.	Effect of Termination of Employment or Death

10.1	An outstanding Option shall remain in full force and effect and exercisable according to its terms for the Option Period notwithstanding that the holder of such Option ceases to be an, Employee, Officer, Director (including a Non-Employee Director), Management Company Employee, or Consultant of the Company or an Affiliate for any reason, including death, subject always to any express term in any Option Agreement made pursuant to subsection 8.1 which provides that upon the occurrence of one of such events there shall come into force a time limit for exercise of such Option which is different than the Option Period. So long as the Shares are listed on the TSX (unless otherwise permitted by the TSX) the maximum period within which the heirs or administrators of a deceased Optionee may exercise any portion of an outstanding Option is one (1) year from the date of death or the balance of the Option Period, whichever is earlier.

10.2	In the event of the death of an Optionee, an Option which remains exercisable may be exercised in accordance with its terms by the person or persons to whom such Optionee’s rights under the Option shall have passed under the Optionee’s will or pursuant to law.

11.	Adjustment in Shares Subject to the Plan

11.1	Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, by the Compensation Committee from time to time (on the basis of such advice as the Compensation Committee considers appropriate, including, if considered appropriate by the Compensation Committee, a certificate of the auditor of the Company) in the events and in accordance with the provisions and rules set out in this section 11, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved notwithstanding the occurrence of such events. The Compensation Committee will conclusively determine any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules, and any such determination will be binding on the Company, the Optionee and all other affected parties.

11.2	The number of Optioned Shares to be issued on the exercise of an Option shall be adjusted from time to time to account for each dividend of Shares (other than a dividend in lieu of cash dividends paid in the ordinary course), so that upon exercise of the Option for an Optioned Share the Optionee shall receive, in addition to such Optioned Share, an additional number of Shares (“Additional Shares”), at no further cost, to adjust for each such dividend of Shares. The adjustment shall take into account every dividend of Shares that occurs between the date of the grant of the Option and the date of exercise of the Option for such Optioned Share. If there has been more than one such dividend, the adjustment shall also take into account that the dividends that are later in time would have been distributed not only on the Optioned Share had it been outstanding, but also on all Additional Shares which would have been outstanding as a result of previous dividends.

11.3	If the outstanding Shares are changed into or exchanged (directly, or through a series of related transactions) for a different number or kind of shares or into or for other securities of the Company or securities of another Company or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the Option which occurs following such events, for each Optioned Share for which the Option is exercised, the Optionee shall instead receive the number and kind of shares or other securities of the Company or other Company into which such Option Share would have been changed or for which such Option Share would have been exchanged if it had been outstanding on the date of such event.

11.4	If the outstanding Shares are changed into or exchanged (directly, or through a series of related transactions) for a different number or kind of shares or into or for other securities of the Company or securities of another Company or entity, in a manner other than as specified in subsections 11.2 or 11.3, then the Compensation Committee, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Compensation Committee in its sole and absolute discretion determines to be equitable to give effect to the principle described in subsection 11.1, and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

11.5	If the Company distributes, by way of a dividend or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Company (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Compensation Committee, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price under any outstanding Option or in the number(s) of Optioned Shares subject to any such Option, or both, such adjustment may be made by the Compensation Committee and shall be effective and binding on the Company and the Optionee for all purposes.

11.6	No adjustment or substitution provided for in this section 11 shall require the Company to issue a fractional share in respect of any Option. Fractional shares shall be eliminated.

11.7	The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

11.8	Any adjustment or substitution provided for in this section 11 shall require the acceptance for filing thereof by the TSX.

12.	Non-Assignability

12.1	Neither the Options nor the benefits and rights of any Optionee under any Option or under the Plan shall be assignable or otherwise transferable, except as specifically provided in subsection 10.2 in the event of the death of the Optionee. During the lifetime of the Optionee, all such Options, benefits and rights may only be exercised by the Optionee.

13.	Employment

13.1	Nothing contained in the Plan shall confer upon any Optionee, or any person employing a Management Company Optionee, any right with respect to employment or continuance of employment with, or the provision of services to, the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment or the services of any such person at any time. Participation in the Plan by an Optionee is voluntary.

14.	Regulatory Acceptances

14.1	The Plan is subject to the acceptance of the Plan for filing by the TSX, and the Compensation Committee is authorized to amend the Plan from time to time in order to comply with any changes required from time to time by such applicable regulatory authorities, whether as conditions to the acceptance for filing of the Plan or otherwise, provided that no such amendment will in any way derogate from the rights held by Optionees holding Options (vested or unvested) at the time thereof without the consent of such Optionees.

14.2	The obligation of the Company to issue and deliver Optioned Shares pursuant to the exercise of any Options granted under the Plan is subject to the acceptance of the Plan for filing by the TSX. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such acceptance for filing, then the obligation of the Company to issue such Optioned Shares shall terminate and any amounts paid to the Company for such Optioned Shares shall be returned to the Optionee forthwith without interest or deduction.

15.	Securities Regulation and Tax Withholding

15.1	Where necessary to enable the Company to use an exemption from requirements to register Optioned Shares or file a prospectus or use a registered dealer to distribute Optioned Shares under securities laws applicable to the securities of the Company in any jurisdiction, an Optionee, upon the acquisition of any Optioned Shares by the exercise of Options and as a condition to such exercise, shall provide to the Compensation Committee such evidence as the Compensation Committee requires to demonstrate that the Optionee or recipient will acquire such Optioned Shares with investment intent (i.e. for investment purposes) and not with a view to their distribution, including an undertaking to that effect in a form acceptable to the Compensation Committee. The Compensation Committee may cause a legend or legends to be placed upon any certificates for the Optioned Shares to make appropriate reference to applicable resale restrictions, and the Optionee or recipient shall be bound by such restrictions. The Compensation Committee also may take such other action or require such other action or agreement by such Optionee or proposed recipient as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Optioned Shares under any securities laws applicable to the securities of the Company.

15.2	The Compensation Committee, the Board and the Company may take all such measures as they deem appropriate to ensure that the Company’s obligations under the withholding provisions under income tax laws applicable to the Company and other provisions of applicable laws are satisfied with respect to the issuance of Shares pursuant to the Plan or the grant or exercise of Options under the Plan.

15.3	Without limiting the generality of subsection 15.2, the Company shall have the right to deduct and withhold from any amount payable or consideration deliverable to an Optionee (a “Participant”), either under the Plan or otherwise, such amount or consideration as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state or local law, or any administrative policy of any applicable tax authority, relating to the deduction, withholding or remittance of tax or any other required deductions or remittances with respect to awards hereunder (“Withholding Obligations”). The Company shall also have the right in its discretion to satisfy any liability for any Withholding Obligations by withholding and selling, or causing a broker to sell, on behalf of any Participant, such number of Shares issued to the Participant pursuant to an exercise of Options hereunder as is sufficient to fund the Withholding Obligations (after deducting commissions payable to the broker and other costs and expenses), or retaining any amount or consideration which would otherwise be paid, delivered or provided to the Participant hereunder. The Company may require a Participant, as a condition to granting an Option or the exercise of an Option, to make such arrangements as the Company may in its discretion require so that the Company can satisfy applicable Withholding Obligations, including, without limitation:

(a)	requiring the Participant to remit the amount of any such Withholding Obligations to the Company in advance;

(b)	requiring the Participant to indemnify and reimburse the Company for any such Withholding Obligations;

(c)	withholding and selling Shares acquired by the Participant under the Plan, or causing a broker to sell such Shares on behalf of the Participant, withholding from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations, and remitting such amount directly to the Company; or

(d)	any combination thereof.

15.4	Any Shares of a Participant that are sold by the Company, or by a broker engaged by the Company (the “Broker”), to fund Withholding Obligations will be sold as soon as practicable in transactions effected on the exchange(s) on which the Shares are then listed for trading, if any. In effecting the sale of any such Shares, the Company or the Broker will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Company nor the Broker will be liable for any loss arising out of any sale of such Shares including any loss relating to the manner or timing of such sales, the prices at which the Shares are sold or otherwise. In addition, neither the Company nor the Broker will be liable for any loss arising from a delay in transferring any Shares to a Participant. The sale price of Shares sold on behalf of Participants will fluctuate with the market price of the Company’s shares and no assurance can be given that any particular price will be received upon any such sale.

15.5	Issuance of Shares or delivery of share certificates for or direct registration of Shares purchased pursuant to the Plan may be delayed, at the discretion of the Compensation Committee, until the Compensation Committee is satisfied that the applicable requirements of income tax laws and other applicable laws have been met.

16.	Amendment and Termination of Plan

16.1	Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX and any other stock exchange on which the shares may be listed), the Board may, at any time, without further action or approval by the shareholders of the Company but on the recommendation of the Compensation Committee, amend the Plan, any Option or Option Agreement in such respects as it may consider advisable to:

(a)	ensure that the Options granted hereunder will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a Optionee to whom an Option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option or Option Agreement;

(d)	change the vesting provisions of an Option or the Plan;

(e)	change termination provisions of an Option provided that the expiry date does not extend beyond the original expiry date;

(f)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of Options;

(g)	make any amendments required to comply with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(h)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan; and

provided that shareholder approval shall be obtained for any amendment that results in:

(i)	an increase in the Shares issuable under Options granted pursuant to the Plan;

(j)	a change in the persons who qualify as participants eligible to participate under the Plan;

(k)	a reduction in the exercise price of an Option;

(l)	the cancellation and reissuance of any Option;

(m)	the extension of the term of an Option;

(n)	a change in the Insider participation limit contained in subsection 5.1(b);

(o)	Options becoming transferable or assignable other than for the purposes described in section 10; or

(p)	a change in the amendment provisions contained in this section 16.

16.2	No Shares shall be issued under any amendment to this Plan unless and until the amended Plan has been accepted for filing by the TSX.

16.3	The Plan may be abandoned or terminated in whole or in part at any time by the Board, except with respect to any Option(s) then outstanding under the Plan.

16.4	The Board may not, without the consent of the affected Optionee(s), alter or impair any of the rights or obligations under any Option then outstanding under the Plan.

17.	No Representation or Warranty

17.1	The Company makes no representation or warranty as to the future market value of any Shares or Optioned Shares.

18.	General Provisions

18.1	Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required by TSX) and such arrangements may be either generally applicable or applicable only in specific cases.

18.2	The validity, construction and effect of the Plan, the grants of Options, the issue of Optioned Shares, any rules and regulations relating to the Plan any Option Agreement, and all determinations made and actions taken pursuant to the Plan, shall be governed by and determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.3	If any provision of the Plan or any Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.

18.4	Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and an Optionee or any other person.

18.5	Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19.	Term of the Plan

19.1	The Plan shall be effective as of July 8, 2010, subject to its approval by the shareholders of the Company and acceptance for filing by the TSX pursuant to section 14.

Adopted by the Board on: July 8, 2010
Approved by the Shareholders on: August 12, 2010
Accepted for filing by the TSX on: July 28, 2010
Amended by the Board on: September 24, 2013
Accepted for filing by the TSX on: December 23, 2014
Approved by the shareholders on: October 29, 2013

Amended by the Board on August 7, 2019
Accepted for filing by the TSX on: October [●], 2019
Approved by the shareholders on: October [●], 2019